EXECUTION COPY

SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT (this "Supplement"), is dated as of January 29, 2008, and is by and among NEXCEN HOLDING CORPORATION, a Delaware corporation, (the "Issuer"), GAC MANUFACTURING, LLC, a Delaware limited liability company ("GAC Manufacturing"), GAC SUPPLY, LLC, a Delaware limited liability company ("GAC Supply", and each of GAC Manufacturing and GAC Supply, an "Additional Borrower", and together the "Additional Borrowers"), and BTMU Capital Corporation, a Delaware corporation (the "Agent").

WITNESSETH

WHEREAS, this Supplement is being executed and delivered in accordance with Section 4.1 of the Security Agreement, dated as of March 12, 2007, among the Issuer, the Subsidiary Borrowers from time to time parties thereto as Co-Issuers, and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Security Agreement"; unless otherwise defined herein, terms defined in the Security Agreement are used herein as therein defined, provided, if any such definitions were amended or otherwise modified in any Security Agreement Supplement, or if defined terms were added therein, such terms shall be used as amended, modified or defined therein); and

WHEREAS, each Additional Borrower wishes to become a Co-Issuer party to the Security Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I.

JOINDER

1.1 By executing and delivering this Supplement, each Additional Borrower confirms the representations and warranties set forth in the Security Agreement applicable to it as a Co-Issuer thereunder (including such representations and warrants as have been amended by this Supplement or any other Security Agreement Supplement); provided, however, that GAC Manufacturing does not make the representation in Section 12.9(ee) of the Security Agreement and makes the representation in Section 12.9(ff) of the Security Agreement subject to the conditions in Section 2.8(b)(1) - (4) of this Supplement.

1.2 By executing and delivering this Supplement, each Additional Borrower confirms to and agrees with the Issuer, each Co-Issuer and the Agent that it will perform all of the obligations which, by the terms of the Security Agreement, are required to be performed by it as a Co-Issuer party.

1.3 Concurrently with the execution and delivery hereof, the Additional Borrowers will deliver to the Issuer, the Co-Issuers and the Agent an executed Joinder Supplement in the form of Exhibit A to the Note Funding Agreement.

1.4 Concurrently with the execution and delivery hereof, GAC Manufacturing will execute, file and record the Security Deed attached to this Supplement Exhibit A.

1.5 Each of the parties to this Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement.

1.6 Schedule I hereto sets forth the address of each Additional Borrower.

1.7 Schedule IIA attached hereto sets forth an accurate and complete list of all registered trade names, trademarks and service marks that are owned by the Additional Borrowers (for purposes of this section only, sometimes such entity referred to as the "Relevant Entity") and applications for registration of such Trademarks owned by the Relevant Entity (collectively, the "Trademarks"). Schedule IIB attached hereto sets forth an accurate and complete list of all unregistered trade names, trademarks and service marks owned by the Relevant Entity (collectively, "Unregistered Marks"). Schedule IIC sets forth an accurate and complete list of all copyrights and copyright applications owned by the Relevant Entity (collectively, the "Copyrights"). Schedule IID sets forth an accurate and complete list of all licenses in which the Relevant Entity is a party as licensor (collectively, the "Licenses"). Schedule IIE sets forth an accurate and complete list of all trade dress owned by the Relevant Entity (collectively, the "Trade Dress"). Schedule IIF sets forth an accurate and complete list of all domain names owned by the Relevant Entity (collectively, the "Domain Names"). Schedule IIG sets forth an accurate and complete list of all patents and patent applications owned by the Relevant Entity (collectively, the "Patents" and together with the Trademarks and Unregistered Marks, Copyrights, Licenses, Trade Dress, Domain Names, the "Intellectual Property"). Schedule IIH sets forth an accurate and complete list of all real property owned by the Relevant Entity (the "Real Property"). Schedule III sets forth an accurate and complete list of all property owned by the Relevant Entity in connection with the Real Property, including, but not limited to, any equipment and inventory (the "Real Property Assets"). The consummation of the transactions contemplated by each of the Transaction Documents, other than as specified therein, will not alter or impair the rights of either Relevant Entity to use the Intellectual Property, the Real Property or the Real Property Assets.

1.8 Schedule IV sets forth the Initial Asset Values of each Asset pledged hereby by the Additional Borrowers. Schedule V identifies any Material License Agreements. Schedule VI lists all actions, proceedings or investigations to which any Additional Borrower is a party. Schedule VII sets forth a complete list of all certificates of insurance, binders for insurance policies and insurance maintained by, or on behalf of, any Additional Borrower, under which such Additional Borrower is the beneficiary of coverage. Schedule VIII lists each state which each Additional Borrower is organized under and qualified to do business in. Schedule IX lists any liabilities, obligations or Indebtedness of any nature (other than any deferred income in accordance with GAAP), of any Additional Borrower whether liquidated, unliquidated, accrued, absolute, contingent or otherwise that are required by GAAP to be reflected or reserved against on a balance sheet or any notes thereto.

1.9 Relationships with Original Seller. To the knowledge of the Issuer, the Additional Borrowers and any Support Fund, as applicable, none of Mrs. Fields Famous Brands, LLC, Great American Cookie Company Franchising, LLC, or Great American Manufacturing LLC (the "Original Sellers") or any Affiliates of the Original Sellers (i) has, or on the applicable Funding Date will have, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the business of the Issuer, the Additional Borrowers or any Support Fund, as applicable; (ii) owes any amounts to the Issuer, the Additional Borrowers or any Support Fund, as applicable; or (iii) has or on the applicable Funding Date will have any claim, express or implied, of any kind whatsoever against the Issuer, the Additional Borrowers or any Support Fund, as applicable, or any of its assets or properties. To the knowledge of the Issuer, the Additional Borrowers and any Support Fund, as applicable, none of the Original Sellers nor any Affiliates of the Original Sellers own, (of record or as a beneficial owner), an equity interest or any other financial or profit interest in a Person that has (x) had business dealings or a financial interest in any transaction with the Issuer, the Additional Borrowers or any Support Fund, as applicable.

1.10 Material Contacts. Set forth on Schedule X is a description of all material contracts to which either Additional Borrower is a party (the "Co-Issuer Material Contracts"). The Additional Borrowers have made available to the Agent copies of each of the Co-Issuer Material Contracts and all amendments thereto. No condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or breach by (i) any Additional Borrower, or (ii) to either of the Additional Borrowers' knowledge, any counterparty to the Co-Issuer Material Contracts. Each Co-Issuer Material Contract is valid and binding legal obligations of the related Additional Borrower, in accordance with its terms, except that the enforceability of such contracts and agreements may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (B) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

1.11 Absence of Liabilities. On the date hereof, there are no material liabilities, Indebtedness or obligations of either Additional Borrower of any nature (other than any deferred income in accordance with GAAP), whether liquidated, unliquidated, accrued, absolute, contingent or otherwise that are required by GAAP to be reflected or reserved against on a balance sheet, except for those that are set forth in Schedule IX.

1.12 Bank Accounts. Attached hereto as Schedule XI is a true and complete list of the name of each bank, savings and loan, or other financial institution in which either Additional Borrower has an account, and the account numbers and names of all persons authorized to draw thereon or having access thereto.

1.13 Obligor Rebate Amounts. There are no Obligor Rebate Amounts with respect to any Contracts either Additional Borrower is a party to.

1.14 Support Fund. Each of the Issuer and the Additional Borrowers acknowledges that the Additional Borrowers do not have any support funds and agrees that they will not establish any support fund with respect to the Additional Borrowers without the consent of the Agent, which consent shall not be unreasonably withheld.

1.15 (a) Upon execution of this Supplement, each Additional Borrower shall be a Co-Issuer party under the Security Agreement and its Assets shall constitute part of the Collateral pledged thereunder. For the avoidance of doubt, all Collateral pledged under the Security Agreement (including the Assets pledged hereunder) shall be deemed to secure the obligations of the Issuer and all Co-Issuers under the Security Agreement.

(b) Pursuant to clause (f) of the granting clause of the Security Agreement, the following items are added to the Grant and made part of the Collateral, and each item below shall be considered an Asset for all purposes under the Transaction Documents:

(1) the Real Property;

(2) the Real Property Assets;

(3) any inventory, maintenance and operating supplies;

(4) the Supply and License Agreement;

(5) the Manufacturing Agreement; and

(6) all contracts to which either Additional Borrower is a party or shall enter into, including, without limitation, any vendor agreements, supply agreements or leases.

ARTICLE II.

TERMS OF NOTE

2.1 Initial Note Principal Balance. The Initial Note Principal Balance of the Note issued by the Issuer and the Additional Borrowers (the "Factory Note") is $35,000,000.

2.3 Initial Payment Date. The initial Payment Date for the Factory Note is April 17, 2008.

2.4 Maturity Date. The Maturity Date of the Factory Note issued by the Issuer and the Additional Borrowers is January 29, 2013.

2.5 Initial Note Interest Rate. The initial Note Interest Rate of the Factory Note issued by the Issuer and the Additional Borrowers is 6.7505%.

2.6 Additional Representations and Warranties.

(a) As of the date hereof, each of GAC Supply and GAC Manufacturing, as applicable, is currently a party to or has the benefit of such agreements, contracts or pricing arrangements, whether written or oral, and has appropriate arrangements for the staffing, inventory and operation of its business, as are necessary or prudent to conduct the business of GAC Supply and GAC Manufacturing, as applicable.

(b) On or prior to the date hereof, the Agent has been given the final version of that certain asset purchase agreement (the "Asset Purchase Agreement"), dated as of January 29, 2008, by and among NexCen Asset Acquisition, LLC, Great American Cookie Company Franchising, LLC, Great American Manufacturing, LLC, NexCen Brands, Inc. and Mrs. Fields Famous Brands, LLC.

(c) Prior to any funding pursuant to this Supplement, all conditions precedent to the closing of the Asset Purchase Agreement and the transactions contemplated thereunder have been satisfied (other than the payment of the purchase price thereunder) and the Agent has been advised of any waiver thereto or departures therefrom.

2.7 Additional Covenants.

(a) Each of GAC Supply and GAC Manufacturing, as applicable, shall cause the Supply Manager to enter into or have the benefit of such agreements and contracts, whether written or oral, as is necessary or prudent to conduct the business of GAC Supply or GAC Manufacturing, as applicable.

(b) Neither GAC Supply nor GAC Manufacturing, as applicable, shall amend or waive any provisions of the Supply and License Agreement, the Manufacturing Agreement or the Back-Up Manufacturing Agreement, and each shall comply with its obligations under each such agreement, as applicable.

(c) All payments made pursuant to Section 6 of that certain settlement and release agreement, dated as of January 29, 2008, by and among NexCen Brands, Inc., Great American Cookie Company Franchising, LLC, Mrs. Fields Famous Brands, LLC, Mrs. Fields' Original Cookies, Inc. and each of the franchisees party thereto, and received by GAC Supply or GAC Manufacturing shall be deposited to the GAC Franchising, LLC Co-Issuer Collection Account.

2.8 Post Funding Conditions.

(a) GAC Supply shall have, within 90 days of the date hereof, executed back-up manufacturing agreement (the "Back-Up Manufacturing Agreement") in form and substance acceptable to the Agent, with either Brill or Countryside or such other back-up manufacturer of cookie dough acceptable to the Agent.

(b) GAC Manufacturing shall have, within 60 days of the date hereof, obtained the following:

1. Certificate of Registration to be issued by the State of Georgia Department of Revenue Sales and Use Tax Division to GAC Manufacturing, LLC.

2. Food Sales Establishment License to be issued by Georgia Department of Agriculture Consumer Protection Division to GAC Manufacturing, LLC.

3. Business Occupational Tax Certificate to be issued by Fulton County to GAC Manufacturing, LLC.

4. Department of Public Works Industrial Wastewater Discharge Permit to be issued by Fulton County Sewer, to GAC Manufacturing, LLC.

(c) GAC Manufacturing shall, or shall cause the Manager to, replace the waste water filter at its manufacturing facility within 60 days of the date hereof and shall deliver, or cause the Supply Manager to deliver, reasonable evidence of the completion thereof (including the issuance of any permits) to the Agent.

(d) GAC Supply shall cause, within 5 Business Days from the date hereof, the Supply Manager to enter into a written employment contract (the "Employment Contract") with Michael Curtis which contains provisions providing for (i) the Agent to be a third-party beneficiary of the Employment Contract, (ii) Michael Curtis's consent to the assumption of the Employment Contract by the Agent, at the Agent's sole discretion, at any time following a Manager Termination Event, upon demand by the Agent, except that the Agent shall provide prompt notification of such assumption to Michael Curtis, and (iii) the provisions of the Employment Contract described in subclauses (i) and (ii) above cannot be amended, modified or waived without the prior written consent of the Agent, which consent may not be unreasonably withheld.

(e) GAC Manufacturing shall cause the Security Deed to be filed in the appropriate recording office in Georgia and shall pay the related intangible recording tax within 90 days of the date hereof.

(f) The Supply Manager's form of Manager's Report shall be delivered to the Agent within five days from the date hereof in a form reasonably acceptable to Agent in both form and substance.

2.9 Failure to Satisfy Post Funding Conditions. In the event that Additional Borrowers fail to satisfy the conditions set forth in Section 2.8 of this Supplement, such event shall constitute an Event of Default.

ARTICLE III.

ESTABLISHMENT OF ACCOUNTS

3.1 Co-Issuer Collection Accounts. The Additional Borrowers shall establish with Wilmington Trust Company and Wilmington Trust Company shall maintain segregated trust accounts (the "Co-Issuer Collection Accounts"), which shall be in the names of the Additional Borrower, and be subject to a blocked account agreement in favor of the Agent "as secured party on behalf of the Holders of the NexCen Holding Notes," and which shall be in an Eligible Financial Institution, for the receipt of, and there shall be deposited into the Co-Issuer Collection Accounts, payments to be deposited therein as provided in the Security Agreement. If the bank with which the Co-Issuer Collection Accounts are maintained ceases to be an Eligible Financial Institution, the Additional Borrowers shall transfer the Co-Issuer Collection Accounts to an account maintained with an Eligible Financial Institution selected by the Additional Borrowers (unless an Event of Default shall have occurred and not been waived, in which case, such Eligible Financial Institution shall be selected by the Agent). The Co-Issuer Collection Accounts shall relate solely to the transactions contemplated in this Agreement and the Security Agreement, and funds in such account shall not be commingled with any other monies. All

monies deposited from time to time in the Co-Issuer Collection Accounts shall be part of the related Collateral as therein provided. Funds on deposit in the Co-Issuer Collection Accounts shall be invested in Eligible Investments at the written direction of the related Additional Borrower. The maximum permissible maturity or, if applicable, the latest redemption date of any Eligible Investments made with amounts on deposit in the Co-Issuer Collection Accounts shall be not later than the last Business Day of the related Collection Period.

3.1.1 Disbursement of Monies out of Co-Issuer Collection Accounts.

(a) On the first Business Day after each Collection Period, as directed by the applicable Manager (or, if such direction is not given by the applicable Manager, then as directed by the Agent), monies in the Co-Issuer Collection Accounts (including any income or other realized gain from Eligible Investments in such Co-Issuer Collateral Accounts) shall be withdrawn and deposited into the Issuer Collection Account.

(b) Monies in the GAC Supply Co-Issuer Collection Account may be withdrawn on a monthly basis, as directed by its Manager, to make payments to GAC Manufacturing in accordance with the terms of the Manufacturing Agreement or the Back-Up Manufacturing Agreement, as the case may be, and to make payments to GAC Franchising, LLC in accordance with the terms of the Supply and License Agreement.

(c) Monies in the GAC Manufacturing Co-Issuer Collection Account may be withdrawn on a monthly basis, as directed by its Manager, to make deposits to the GAC Manufacturing Operating Account to reimburse such account in amount equal to the Cost of Goods for the related month.

3.2 Co-Issuer Lockbox Account. GAC Supply shall establish with Bank of America, and Bank of America shall maintain a segregated trust account which shall be in the name of GAC Supply, to be subject to a blocked account agreement in favor of the Agent "as secured party for benefit of the Holders of the NexCen Holding Notes", from time to time (the "Co-Issuer Lockbox Account") as part of, for the purposes of administering the payments to, the GAC Supply Co-Issuer Collection Account as remitted by the Obligors under the Collateral. The Eligible Financial Institution at which the Co-Issuer Lockbox Account is established shall be under standing instructions from GAC Supply to the effect that funds on deposit in the Co-Issuer Lockbox Account in excess of $10,000, if any, at the end of each Business Day, shall be deposited into GAC Supply's Co-Issuer Collection Account at such time.

3.3 GAC Manufacturing Operating Account. GAC Manufacturing has a bank account with Bank of America (the "GAC Manufacturing Operating Account"), which is an Eligible Financial Institution and which account is subject to a blocked account agreement in favor of the Agent "as secured party for benefit of the Holders of the NexCen Holding Notes". GAC Manufacturing shall have the right to withdraw all monies deposited from time to time in the GAC Manufacturing Operating Account in its discretion, provided, that if an Event of Default has occurred and is continuing, then the Agent shall have the right to send a notice to Bank of America which, under the terms of the blocked account agreement, shall give the Agent exclusive control of the GAC Manufacturing Operating Account.

As of the date hereof, the GAC Manufacturing Operating Account has a balance of $1,000,000. If the bank with which the GAC Manufacturing Operations Account is held ceases to be an Eligible Financial Institution, GAC Manufacturing shall within five days of obtaining actual knowledge of such cessation, transfer the GAC Manufacturing Operations Account to an account maintained with a replacement Eligible Financial Institution selected by GAC Manufacturing (unless an Event of Default shall have occurred and not been waived, in which case, such Eligible Financial Institution shall be selected by the Agent). GAC Manufacturing shall promptly (within two Business Days) notify the Agent of any such selection. Funding in the GAC Manufacturing Operations Account shall be invested in Eligible Investments at the written direction of GAC Manufacturing. The maximum permissible maturity or, if applicable, the latest redemption date of any Eligible Investments made with amounts on deposit in the GAC Manufacturing Operations Account shall not be later than the Business Day preceding the next succeeding Payment Date or Redemption Date. All deposits into, and withdrawals from, the GAC Manufacturing Operating Account shall be documented in the related Manager Report, along with a list of the actual expenditures made with respect to such flow of funds.

3.4 Unless a Default or an Event of Default has occurred and is continuing, the Agent shall not send any notice to Bank of America or Wilmington Trust Company which, under the terms of the related blocked account agreement, shall give the Agent exclusive control over the related accounts.

ARTICLE IV.

ADDITIONAL REDEMPTIONS AND LIMITATIONS ON REDEMPTIONS

(a) If, on October 17, 2008, the Note Principal Balance of the Factory Note is greater than $5,000,000 after giving effect to all principal payments made on or prior to that date, the Factory Note shall be repaid by making a principal payment thereon to the Lender on such date so that the outstanding Note Principal Balance equals $5,000,000 after giving effect to such payment; provided, however, that the Agent shall have the option, in its sole and absolute discretion to extend such date to July 17, 2009, subject to the payment of the extension fee referenced in the Amendment No. 2 to Fee Letter dated as of the date hereof, by giving written notice thereof to the Issuer and the Additional Borrowers. The failure to make such repayment on October 17, 2008 or July 17, 2009, if so extended by the Agent, shall constitute an Event of Default on such date due to the failure to pay principal when due.

(b) Notwithstanding anything to the contrary in Articles XI or XIII of the Security Agreement but subject to all of the other terms and conditions with respect to repayments, releases, sales or divestures therein and in the other Transaction Documents, the Assets related to the Factory Note (including, without limitation, the equity of either of the Additional Borrowers), whether or not the Factory Note has been redeemed in whole or in part, may only be released, sold or divested (in whole or in part) if the then current outstanding Note Principal Balance of the note issued by the Issuer, GAC Franchising, LLC and GAC Franchise Brands, LLC (the "Franchise Note") is equal to the lesser of (i) $25,000,000 and (ii) four times the positive difference between (A) all Collections included in the calculation of DSCR for the previous 12 months related to the Franchise Note and (B) the Management Fees for such months related to GAC Franchising, LLC and GAC Franchise Brands, LLC; provided, for any month occurring

prior to the Funding Date of the Franchise Note that is included in such calculation, Collections included in the calculation of DSCR for any such month will be based on historical information for the predecessor business prepared by the Issuer and reasonably acceptable to the Agent, and the Management Fee will be calculated as if it was payable in each such month hereunder based on such historical information.

ARTICLE V.

GOVERNING LAW

THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers as of the date set forth above.

GAC MANUFACTURING, LLC,
as Additional Borrower

By: ______________________
Name: James Haran
Title: Vice President

GAC SUPPLY, LLC,
as Additional Borrower

By: ______________________
Name: James Haran
Title: Vice President

NEXCEN HOLDING CORPORATION, as Issuer

By: ______________________
Name: David B. Meister
Title: Secretary

BTMU CAPITAL CORPORATION, as Agent

By: ______________________
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed by their respective duly authorized officers as of the date set forth above.

GAC MANUFACTURING, LLC,
as Additional Borrower

By: ______________________________
Name:
Title:

GAC SUPPLY, LLC,
as Additional Borrower

By: ______________________________
Name:
Title:

NEXCEN HOLDING CORPORATION, as Issuer

By: ______________________________
Name:
Title:

BTMU CAPITAL CORPORATION, as Agent

By: ______________________________ WAH
Name: Cheryl A. Behan
Title: Senior Vice President

EXHIBIT A

SECURITY DEED

[See attached]

Space Above Reserved for Recording Information

Prepared By and After Recording, Please Return To: Richard Rudder, Esq. Baker & McKenzie 1114 Avenue of the Americas New York, New York 10036	Property Location: Fulton County, Georgia	Please Cross-Reference:

DEED TO SECURE DEBT, ASSIGNMENT OF RENTS, LEASES AND PROFITS, AND SECURITY AGREEMENT

THE INDEBTEDNESS SECURED HEREBY IS SECURED, INTER ALIA, BY REAL PROPERTY LOCATED IN THE STATE OF GEORGIA IN FULTON COUNTY. AN ORIGINAL OF THIS INSTRUMENT HAS BEEN FILED WITH THE CLERK OF THE SUPERIOR COURT IN THE AFORESAID COUNTY. THE ENTIRE GEORGIA INTANGIBLE RECORDING TAX DUE IN CONNECTION WITH THE INDEBTEDNESS SECURED HEREBY HAS BEEN PAID IN FULTON COUNTY, GEORGIA IN ACCORDANCE WITH OFFICIAL CODE OF GEORGIA ANNOTATED SECTION 48-6-69(b).

THIS DEED TO SECURE DEBT, ASSIGNMENT OF RENTS, LEASES AND PROFITS, AND SECURITY AGREEMENT CONSTITUTES A SECURITY AGREEMENT UNDER THE GEORGIA UNIFORM COMMERCIAL CODE.

THIS DEED TO SECURE DEBT, ASSIGNMENT OF RENTS, LEASES AND PROFITS, AND SECURITY AGREEMENT (as the same may be supplemented, amended, modified or extended from time to time, this "Security Deed") is made as of January 29, 2008, by GAC Manufacturing, LLC, having an address at c/o NB Supply Management Corp., 1346 Oakbrook Drive, Suite 170, Norcross, GA 30093 ("GAC Manufacturing") to BTMU Capital Corporation (the "Agent"), having an address at 111 Huntington Avenue, Suite 400, Boston, MA 02199-9000, as the Agent for Victory Receivables Corporation (the "Lender") under the Security Agreement referred to below for the benefit of the Secured Parties described therein.

WITNESSETH:

WHEREAS, this Security Deed is being executed and delivered in accordance with a Security Agreement Supplement, dated as of January 29, 2008, being delivered in accordance with Section 4.1 of the Security Agreement, dated as of March 12, 2007, among NexCen Holding Corporation (the "Issuer"), the Subsidiary Borrowers from time to time parties thereto as Co-Issuers, and the Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Security Agreement"; unless otherwise defined herein, terms defined in the Security Agreement are used herein as therein defined, provided, if any such definitions were amended or otherwise modified in any Security Agreement Supplement, or if defined terms were added therein, such terms shall be used as amended, modified or defined therein);

WHEREAS, this Security Deed is made in compliance with the provisions of Section 44-14-60, et seq. of the Official Code of Georgia Annotated, as amended, for the purpose of securing the obligations of GAC Manufacturing under the Security Agreement, together with interest thereon from maturity as prescribed thereunder, any advances made by the Agent to protect the Property or to pay taxes or other assessments, and also for the purpose of securing such other and further indebtedness as may now be, or from time to time hereafter shall become owing to the Agent and any of the secured creditors by GAC Manufacturing, which indebtedness shall include reasonable attorney's fees as provided for in the Security Agreement, and also any contingent indebtedness owing to the Agent and any of the secured creditors by GAC Manufacturing, as surety, guarantor or endorser, it being the purpose and intention of this conveyance that in the event, in addition to the indebtedness specifically described below, GAC Manufacturing may now be otherwise indebted or may from time to time hereafter become otherwise indebted to the Agent through overdrafts or other loans from the Agent or contingently as surety, guarantor, or endorser, then any and all such indebtedness shall be secured by this conveyance, as well as the specific debt first described below;

NOW THEREFORE, in consideration of the making of the advance evidenced by the Note issued by the Issuer, GAC Manufacturing and GAC Supply, LLC (the "Factory Note"), and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and TO SECURE (i) the payment of all principal, interest and other sums due under the Factory Note in the aggregate original principal amount of $35,000,000 (Thirty Five Million Dollars), lawful money of the United States of America; and (ii) the payment and performance of all other covenants, obligations, liabilities or sums due or to become due under this Security Deed, the Factory Note or any other Transaction Document, including, without limitation, interest on said obligations, liabilities or sums now due or to become due under this

Security Deed, the Factory Note or any other Transaction Document; and (iii) any further or subsequent advances made by the Agent pursuant to this Security Deed, the Factory Note or any other Transaction Document to protect or preserve the Property (defined below) or the lien and security title created hereby, including all advances and costs incurred by the Agent to perform any obligation of GAC Manufacturing under the Transaction Documents and (iv) all costs of collection in connection with this Security Deed and the other Transaction Documents (items (i) through (iv), collectively, "Debt"), GAC Manufacturing does hereby irrevocably grant, bargain, sell, alien, remise, release, warrant, convey, assign, transfer, pledge, set over to the Agent forever (to the extent legally permitted), with power of sale, all right, title and interest of GAC Manufacturing in, to and under all of the following property, rights, interests and estates, whether now owned or hereafter acquired (collectively, and any part or portion thereof, "Property"):

FIRST, all plots, pieces or parcels of real property described in Exhibit A hereto ("Premises");

SECOND, all buildings, structures and improvements of every kind or nature now or hereafter located on the Premises (collectively, "Improvements");

THIRD, all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, wells, water courses, wells, water rights, ditches, reservoirs, air rights and development rights, lateral supports, foundations and drainage, and all estates, rights, interests, reversions, remainders, tenements, hereditaments and appurtenances of any nature whatsoever located on, under, above or pertaining to the Premises and Improvements;

FOURTH, all machinery, equipment, fittings, furniture, furnishings, fixtures (including, but not limited to, all heating, air conditioning, ventilating, waste disposal, irrigation, sprinkler and fire and theft protection equipment, plumbing, lighting, communications and elevator fixtures), building equipment, materials and supplies and all warranties and guaranties relating thereto, and all other property of every kind and nature whatsoever, now or hereafter located upon, in or used in connection with the Premises or the Improvements or appurtenant thereto (collectively, "Equipment");

FIFTH, all leases, tenancies, licenses, subleases, assignments and other agreements affecting the use, enjoyment or occupancy of all or any portion of the Premises or the Improvements now existing or hereafter entered into by GAC Manufacturing, as lessor, and all amendments, renewals and extensions thereto (collectively, "Leases"), together with all income, rents, issues, profits, revenues, issues, avails, royalties and other benefits derived or owned by GAC Manufacturing directly or indirectly therefrom, including, without limitation, sale proceeds from a disposition of the Property and any prepayment charge (collectively, "Rents"), and all security deposits, guarantees or other security held by GAC Manufacturing in connection therewith, and all other credits, rights, options, claims and causes of action of GAC Manufacturing in connection with any of the foregoing;

SIXTH, all proceeds, awards and payments, including interest thereon, which may hereafter be made with respect to all or any portion of the Property in connection with any Taking (defined herein), and all proceeds of, and any unearned premiums under, any insurance policies covering all or any portion of the Property, and all refunds or rebates of Taxes (defined

herein), impositions and Other Charges (defined herein) or in connection with other Property, and any interest thereon;

SEVENTH, all accounts, funds, deposits and reserves, and all accounts receivable and contract rights;

EIGHTH, all licenses, permits, building permits, certificates, certificates of occupancy, consents, authorizations, approvals, variances and land use entitlements for the construction, use, occupancy and operation of the Improvements and the Premises (collectively, "Licenses");

NINTH, all contracts, documents, agreements and arrangements to which GAC Manufacturing is a party or bound or which relate to the use, operation, ownership or enjoyment of the Property, including without limitation all service contracts, management agreements, zoning agreements, development agreements, utility agreements, parking arrangements, operating contracts, supply and maintenance contracts, equipment or other personal property leases, and all amendments thereto; and all income, revenue, rights of reimbursement and benefits therefrom, and all deposits, security, credits and advance payments in connection with any of the foregoing; and all books and records relating to the Property (collectively, "Contracts");

TENTH, all claims with respect to the Property, including without limitation, for loss or damage arising from any defect in or with respect to the design or construction of the Improvements or the Equipment; and the right to appear in and defend any action or proceeding, in the name and on behalf of GAC Manufacturing, brought with respect to any of the Property; and the right to commence any action or proceeding to protect the interest of the Agent in such Property;

ELEVENTH, all drawings, designs, architectural renderings, models, surveys, reports, studies, tests, plans and specifications for the design, development, construction, repair, improvement, ownership or operation of the Property;

TWELFTH, all oil, gas, minerals, timber and crops in, on, under or pertaining to the Premises and all royalties, revenues, leasehold and other rights and interests of GAC Manufacturing pertaining thereto, including, without limitation, any surface or subsurface entry rights to the Premises or any other property;

THIRTEENTH, all renewals, substitutions, improvements, accessions, attachments, additions, replacements and all proceeds to or of each of the foregoing, and all conversions of the security constituted thereby so that, immediately upon such acquisition, construction, assemblage, placement or conversion, as the case may be, and in each such case, the foregoing shall be deemed a part of the Property and shall automatically become subject to the lien and security title of this Security Deed as fully and completely and with the same priority and effect as though now owned by GAC Manufacturing and specifically described herein, without any further assignment or conveyance by GAC Manufacturing, and

FOURTEENTH, the right to assume the lessee's obligations under any leases, tenancies, licenses, subleases, assignments and other agreements affecting the use, enjoyment or occupancy

of all or any portion of the Premises or the Improvements now existing or hereafter entered into by GAC Manufacturing, as lessee, and all amendments, renewals and extensions thereto.

The final maturity date of all of the Debt is greater than three (3) years from the original loan date and a Georgia Intangibles Tax is due pursuant to Section 48-6-61 of the Official Code of Georgia Annotated, as amended.

TO HAVE AND TO HOLD the above described Property unto the Agent, its successors and assigns for the benefit of itself and the other secured creditors, their respective successors and assigns, to its and their own use forever, in fee simple, and to warrant and forever defend the title thereto, subject only to Permitted Encumbrances (defined herein).

THIS SECURITY DEED IS A DEED passing legal title pursuant to the laws of the State of Georgia governing deeds to secure debt and is not a mortgage.

AND, the parties hereto agree as follows:

ARTICLE I.
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 1.1 Representations, Warranties and Covenants. GAC Manufacturing represents and warrants to, and covenants with the Agent as follows:

(a) Title. GAC Manufacturing has good and marketable, insurable fee simple title to the Premises and Improvements, free and clear of all liens, claims, encumbrances and charges whatsoever except for those expressly set forth as exceptions to title or subordinate matters in the title insurance policy issued by Stewart Title Guaranty Company insuring the lien and security title of this Security Deed which the Agent has agreed to accept ("Permitted Encumbrances"). GAC Manufacturing has the right, power and authority to convey its interest in the Property as contemplated herein.

(b) Use of the Property. GAC Manufacturing shall cause the Property to be used for its current use in compliance with all Licenses and Legal Requirements (defined herein). GAC Manufacturing shall not allow any change in the manner of use of the Property to occur without the prior written consent of the Agent. GAC Manufacturing shall not permit the Property to be used by the public or any Person not a tenant under a Lease in such manner as might impair GAC Manufacturing's title to the Property or give rise to a claim of adverse usage or possession or of implied dedication. GAC Manufacturing shall not file or subject the Premises or Improvements to any subdivision, declaration of condominium, cooperative or other multiple ownership regime. The Premises is in compliance with the zoning classification in effect on the date hereof and GAC Manufacturing shall not institute or acquiesce in any proceeding to change the zoning classification of the Premises without the prior written consent of the Agent.

(c) Legal Requirements. GAC Manufacturing is in compliance in all material respects with all Legal Requirements and Environmental Laws. There is no evidence of any illegal activities at the Property. GAC Manufacturing shall comply with all present and future Legal Requirements in all material respects. "Legal Requirements" shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances,

judgments, decrees and injunctions (including, without limitation any of the foregoing relating to Hazardous Materials (defined below)) affecting either the Property or the ownership, occupancy, construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, including, without limitation, (i) any which may require repairs, modifications or alterations in or to the Property, (ii) any which may in any way limit the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, (iii) all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to GAC Manufacturing, any time in force affecting or relating to the Property, or (iv) any which may pertain to requirements for equal opportunity, anti-discrimination, disability accommodation, safety, environmental protection, zoning or land use. "Environmental Laws" shall mean, collectively, any present or future federal, state or local law, statute, rule, regulation, common law duty or ordinance, and any judicial or administrative order, judgment, permit or authorization issued pursuant thereto, pertaining to the environment, conservation, wildlife, waste management, natural resources, pollution, health, safety or clean-up, including, without limitation, each of the laws, statutes and ordinances identified in the definition of Hazardous Materials hereinafter set forth, as enacted as of the date hereof and as hereafter amended or supplemented, and all regulations promulgated pursuant thereto. "Hazardous Materials" shall mean and include (i) those elements, wastes, materials, substances or compounds identified or regulated as hazardous or toxic pursuant to CERCLA, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, all as amended from time to time, relating to or affecting the Property, (ii) any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum or petroleum by-products or wastes, flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents) or any other substances or materials which are identified by or regulated by Environmental Laws, on, in, under or affecting all or any portion of the Property or any surrounding areas, and (iii) any substances now or hereafter defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "pollutants", "contaminants" or "toxic substances" under any applicable Legal Requirements.

(d) Licenses. GAC Manufacturing possesses all Licenses, franchises, patents, copyrights, trademarks and trade names necessary (i) for the use, occupancy, maintenance and operation of the Property and (ii) to conduct its business substantially as now conducted. All such items are currently in full force and effect, and GAC Manufacturing shall do all things necessary to comply with and keep such items in full force and effect.

(e) Leases and Contracts. To GAC Manufacturing's actual knowledge, GAC Manufacturing has delivered to the Agent true, correct and complete copies of all Contracts and Leases, and as of the date of this Security Deed, is in compliance with all of the material terms thereof. To GAC Manufacturing's actual knowledge, GAC Manufacturing is not a party to any Contract or

Lease or subject to any restriction which may have a material adverse effect on GAC Manufacturing or the Property. To GAC Manufacturing's actual knowledge, no default exists, or with notice or the passage of time or both would exist, by any party under any Contract or Lease, which would, in the aggregate, have a material adverse effect on GAC Manufacturing or the Property. GAC Manufacturing shall comply in a timely fashion with all of its material covenants and obligations and satisfaction of all conditions under all Leases and Contracts to which it is a party or bound. All future lessees under any Lease made after the date of recording of this Security Deed shall, at the Agent's option and without any further documentation, attorn to the Agent as lessor if for any reason the Agent becomes lessor thereunder, and, upon demand during the existence of an Event of Default (as defined below), pay rent to the Agent; provided, that (a) the Agent shall not become lessor or obligated as lessor under any Lease until it shall elect in writing to do so; and (b) the Agent shall not be responsible under such Lease for matters arising prior to the Agent becoming lessor thereunder.

(f) No Advance Payments. GAC Manufacturing has not received any rent, payment, deposit or other amount of any nature for any existing or prospective occupant or tenant at the Premises more than one month in advance of its due date.

(g) Other Security Interests. There are, and there shall be, no security agreements or financing statements affecting the Property other than those created in favor of the Agent.

(h) Utilities. The Property has, and shall maintain, all necessary and sufficient utility services for the full use, occupancy, disposition and enjoyment of the Property, including water, storm sewer, sanitary sewer, electric, gas, telephone and cable facilities, located in the public rights-of-way or within perpetual easements acceptable to the Agent.

(i) Public Access. The Property has, and shall maintain, adequate access to completed, dedicated all-weather streets, roads, highways, driveways, curb cuts and bridges necessary for the full utilization of the Property for its current purpose, without further condition or cost to GAC Manufacturing.

(j) Separate Lots. The Premises is made up of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. GAC Manufacturing shall not consent to or initiate the joint assessment of the Premises and the Improvements (i) with any other real property constituting a separate tax lot or (ii) with any of the Property which may be deemed to constitute personal property.

(k) Casualty Damage. As of the date of this Security Deed, the Property is free from unrepaired damage caused by fire, flood or other casualty.

(l) Taking. As of the date of this Security Deed, no proceeding for a Taking has been commenced or, to the best of GAC Manufacturing's knowledge, threatened or contemplated. "Taking" shall mean a taking or voluntary conveyance during the term hereof of any of the Property, or any interest therein or right accruing thereto or the use thereof or relocation of any roadway providing access thereto, including, without limitation, any change of grade of any street, road, avenue or the widening of streets, roads or avenues adjoining or abutting the Premises, or any other injury to, or decrease in value of the Property, as the result of, or in

settlement of any condemnation or other eminent domain proceeding affecting the Property whether or not the same shall have actually been commenced.

(m) No Delinquent Taxes. The Property and GAC Manufacturing are, and shall remain, free from delinquent Taxes and Other Charges.

(n) Property Condition. The Improvements are, and shall remain, structurally sound, in good repair, free of defects in materials and workmanship and have been constructed and installed in substantial compliance with all Legal Requirements. All major building systems located within the Improvements including, without limitation, heating, ventilation and air conditioning systems and electrical and plumbing systems, and irrigation systems are, and shall be maintained, in good working order and condition.

(o) Equipment. There are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance of the Property, except for the Equipment and equipment leased by GAC Manufacturing for the management, operation or maintenance of the Property. All of the Equipment is free and clear of all Liens, except for the Permitted Encumbrances.

Section 1.2 Liens. GAC Manufacturing shall, at its expense, keep the Property free and clear of all Liens of any kind and nature other than the Permitted Encumbrances. If GAC Manufacturing fails to comply with the requirements of this provision, the Agent may, but shall not be obligated to, pay any such Lien, and GAC Manufacturing shall reimburse the Agent on demand for all sums so expended, together with interest thereon at the Default Rate from the date advanced to the date repaid, all of which shall be deemed part of the Debt. GAC Manufacturing shall, within 30 days following the filing of any materialman's, mechanic's or similar lien, discharge such lien of record, by payment, bonding or otherwise and, promptly upon request by the Agent, deliver to the Agent evidence reasonably satisfactory to the Agent of the discharge thereof. Nothing contained herein shall be deemed a consent or request of the Agent, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith. Notwithstanding anything to the contrary contained in this Section 1.2, GAC Manufacturing may permit a lien to be placed on the Property, with the Agent's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, provided, the terms of such lien contain provisions satisfactory to the Agent at its sole discretion.

Section 1.3 Further Acts, etc. At its sole cost and expense, GAC Manufacturing shall execute, acknowledge and deliver all such further acts, deeds, conveyances, assignments, financing statements, transfers and assurances in form and substance as the Agent shall, from time to time (i) require to confirm and fully protect the priority of this Security Deed, (ii) file, register or record this Security Deed, (iii) enable the Agent to exercise and enforce its rights under this Security Deed or any of the other Transaction Documents or (iv) otherwise carry out more effectively the provisions and purposes of this Security Deed or any other Transaction Document. On demand, GAC Manufacturing shall execute and deliver and hereby authorizes the Agent to execute in the name of GAC Manufacturing or without the signature of GAC Manufacturing, to the extent the Agent may lawfully do so, one or more financing statements, to evidence more effectively the lien and security title hereof upon the Property. GAC

Manufacturing grants to the Agent an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Security Deed and to effect the intent hereof (provided such changes do not impose any additional liability or obligation upon GAC Manufacturing) and all reasonable costs and expenses incurred by the Agent in connection therewith (including costs of attorneys) to be fully reimbursed in accordance with the Security Agreement.

Section 1.4 Recording of Security Deed, etc. Upon execution and delivery of this Security Deed and thereafter, from time to time, GAC Manufacturing shall cause this Security Deed, the Factory Note and any other Transaction Document specified by the Agent, and any document of further assurance, to be filed, registered or recorded in such manner and in such places as may be required by any Legal Requirement in order to publish notice of and fully protect the Agent's interest in and the lien and security title upon the Property. GAC Manufacturing shall pay all filing, registration or recording fees, and all expenses incidental to the preparation, execution and acknowledgment and subsequent release or reconveyance of this Security Deed, any amendment supplemental hereto, any instrument of further assurance, and any other Transaction Document with respect to the Property and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments, intangibles taxes and other charges arising out of or in connection with the execution, delivery, filing or recordation of this Security Deed, the Factory Note or any other Transaction Document.

Section 1.5 Indemnification. Without limiting the Security Agreement or any other Transaction Document, and in addition and without limitation to any other provision of this Security Deed, GAC Manufacturing shall protect, indemnify and save harmless the Agent, and its agents, employees, officers and directors, from and against all Costs (defined below), claims, actions, suits, proceedings or demands imposed upon or incurred by or asserted against the Agent, or any of its agents, employees, officers or directors, by reason of (i) ownership of this Security Deed, the Property or any interest therein, or receipt of any Rents; (ii) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about, or possession of, the Property or on the adjoining sidewalks, curbs, parking areas, streets or ways; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (v) any claim by brokers, finders or similar parties claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property; (vi) any Lien or claim arising on or against the Property under any Legal Requirement or any liability asserted against the Agent with respect thereto; or (vii) the claims of any tenant, member or other invitees or other party acting through or under any tenant or otherwise arising under or as a consequence of any Lease or under any member. Any amounts payable to the Agent pursuant to this Section 1.5 shall constitute a part of the Debt secured by this Security Deed and other Transaction Documents, shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by the Agent until paid. Notwithstanding the foregoing, GAC Manufacturing shall have no obligation to indemnify the Agent pursuant to this Section for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which arise as a result of the Agent's willful misconduct or gross negligence.

"Costs" shall mean, collectively, all liens, damages, losses, fines, liabilities, obligations, settlements, penalties and assessments (including, without limitation, investigation, removal, remediation, mitigation and containment costs), defenses, judgments, suits, proceedings, costs, disbursements and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees and disbursements).

ARTICLE II.
INSURANCE

Section 2.1 Insurance Coverage. GAC Manufacturing shall, at its own cost and expense, maintain the following insurance coverages with respect to the Property during the term of this Security Deed:

(a) Casualty. Insurance against loss or damage by fire, lightning, hail, windstorm and other hazards covered by an "all risk" policy or a policy covering "special" causes of loss, with such endorsements as the Agent may from time to time reasonably require. The amount of such insurance shall be at least the replacement value of the Premises plus the Improvements, provided a waiver of any co-insurance provisions can be and is obtained, and in either case, the policy shall be without deduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing the coverage.

(b) Liability. Commercial general liability insurance under a policy containing "Comprehensive General Liability Form" of coverage (or a comparably worded form of coverage) and the "Broad Form CGL" endorsement (or a policy which otherwise incorporates the language of such endorsement), providing coverage on an occurrence (not "claims made") basis, which policy shall include, without limitation, coverage against claims for personal injury, bodily injury, death and property damage liability with respect to the Property and the operations related thereto, whether on or off the Premises, and the following coverages: Employee as Additional Insured, Product Liability/Completed Operations; Broad Form Contractual Liability, Independent Contractor, Personal Injury and Advertising Injury Protection, Medical Payment (with a minimum limit of Ten Million Dollars ($10,000,000) per person), Broad Form Cross Suits Liability Endorsement, where applicable, hired and non-owned automobile coverage (including rented and leased vehicles), and, if any alcoholic beverages shall be sold, manufactured or distributed on the Property, liquor liability coverage, all of which shall be in such amounts as the Agent may from time to time reasonably require, but not less than Ten Million Dollars ($10,000,000) per occurrence with a Ten Million Dollar ($10,000,000) general aggregate limit. If such policy shall cover more than one property, such limits shall apply on a "per location" basis.

(c) Boiler. If the Property contains steam boilers, or other high pressure vessels, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of the Property, which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered thereunder.

(d) Building Ordinance and Law. If the Property fails to be in compliance with then current zoning applicable to the Property, building ordinance and law coverage acceptable to the Agent, including, without limitation, Coverage for Loss to the Undamaged Portion of the Building, Demolition Cost Coverage and Increased Cost of Construction Coverage.

(e) Miscellaneous. Such other insurance coverages, in such amounts, and such other forms and endorsements, as may from time to time be reasonably required by the Agent and which are customarily required by institutional lenders for similar properties, similarly situated, including, without limitation, coverages against other insurable hazards including, by way of example only, earthquake, sinkhole and mine subsidence, which at the time are commonly insured against and generally available. GAC Manufacturing may carry insurance not required under this Security Deed, provided any such insurance affecting the Property shall be for the mutual benefit of GAC Manufacturing and the Agent, as their respective interests may appear, and shall be subject to all other provisions of this Article II.

Section 2.2 Policy Terms.

(a) All insurance required by this Article II shall have a term of not less than one year and shall be in the form and amount and with deductibles as, from time to time, shall be reasonably acceptable to the Agent, under valid and enforceable policies issued by financially responsible insurers either licensed to transact business in the State where the Property is located, or obtained through a duly authorized surplus line insurance agent or otherwise in conformity with the laws of such State, with a rating of not less than the third (3rd) highest rating category by any one of the Rating Agencies or with an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than X or a rating of at least BBB in the Insurer Solvency Review published by Standard & Poor's. Originals or certified copies of all insurance policies shall be delivered to and held by the Agent. All such policies shall name the Agent as an additional insured, shall provide for loss payable to the Agent and shall contain: (i) standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the Agent notwithstanding (a) the negligent or willful acts or omissions of GAC Manufacturing, (b) occupancy or use of the Property for purposes more hazardous than those permitted by the terms of such policy, (c) any foreclosure or other action taken by the Agent pursuant to this Security Deed upon the occurrence of an Event of Default, or (d) any change in title or ownership of the Property; and (ii) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, or failed to be renewed, without the Agent's prior written consent, which shall not be unreasonably withheld, in each instance. With respect to insurance policies which require payment of premiums annually, not less than 30 days prior to the expiration dates of the insurance policies obtained pursuant to this Security Deed, GAC Manufacturing shall pay such amount, except to the extent provision is actually made therefor pursuant to Section 2.3(b). Not less than 30 days prior to the expiration dates of the insurance policies obtained pursuant to this Security Deed, originals or certified copies of renewals of such policies (or certificates evidencing such renewals), together with evidence satisfactory to the Agent of the payment of all premiums by GAC Manufacturing and not through or by any financing arrangement, shall be delivered by GAC Manufacturing to the Agent. GAC Manufacturing shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article II. If the limits of any policy required hereunder are reduced or eliminated due to a covered loss, GAC

Manufacturing shall pay the additional premium, if any, in order to have the original limits of insurance reinstated, or GAC Manufacturing shall purchase new insurance in the same type and amount that existed immediately prior to the loss.

(b) If GAC Manufacturing fails to maintain and deliver to the Agent the policies and certificates of insurance required by this Security Deed, the Agent may, at its option, procure such insurance and GAC Manufacturing shall pay or, as the case may be, reimburse the Agent for, all premiums thereon promptly, upon demand by the Agent, with interest thereon at the Default Rate from the date paid by the Agent to the date of repayment and such sum shall constitute a part of the Debt.

(c) The insurance required by this Security Deed may, at the option of GAC Manufacturing, be effected by blanket and/or umbrella policies issued to GAC Manufacturing covering the Property and the other properties of GAC Manufacturing provided that, in each case, the policies otherwise comply with the provisions of this Security Deed and allocate to the Property, from time to time, the coverage specified by this Security Deed, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Security Deed shall be effected by any such blanket or umbrella policies, GAC Manufacturing shall furnish to the Agent original policies or certified copies thereof, with schedules attached thereto showing the amount of insurance applicable to the Property provided under such policies.

(d) Neither the Agent nor its agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Security Deed; it being understood that (i) GAC Manufacturing shall look solely to its insurance company for the recovery of such loss or damage, (ii) such insurance company shall have no rights of subrogation against the Agent, its agents or employees, and (iii) GAC Manufacturing shall use its best efforts to procure from such insurance company a waiver of subrogation rights against the Agent. If, however, such insurance policies do not provide for a waiver of subrogation rights against the Agent (whether because such a waiver is unavailable or otherwise), then GAC Manufacturing hereby agrees, to the extent permitted by law and to the extent not prohibited by such insurance policies, to waive its rights of recovery, if any, against the Agent, its agents and employees, whether resulting from any damage to the Property, any liability claim in connection with the Property or otherwise. If any such insurance policy shall prohibit GAC Manufacturing from waiving such claims, then GAC Manufacturing must obtain from such insurance company a waiver of subrogation rights against the Agent.

Section 2.3 Assignment of Proceeds.

(a) GAC Manufacturing hereby assigns to the Agent all of its rights to insurance proceeds and condemnation awards in connection with the Property, all of which proceeds shall be payable to the Agent as collateral and further security for the payment of the Debt and the performance of GAC Manufacturing's obligations under the Transaction Documents. GAC Manufacturing hereby authorizes and directs the issuer of any such insurance or award to make payment directly to the Agent. Nothing herein contained shall be deemed to excuse GAC Manufacturing from repairing or maintaining the Property as provided in this Security Deed or restoring all damage or destruction to the Property, provided that the Agent shall have elected to

apply the Net Proceeds (defined below) to pay for the cost of the Restoration Work, regardless of the sufficiency of the Net Proceeds. No application or release of proceeds by the Agent shall be deemed a waiver or cure of any default or Event of Default.

"Net Proceeds" shall mean, in connection with any casualty, the insurance proceeds actually received by the Agent, and in connection with any Taking, any condemnation awards, proceeds or other payments, in either case, including any interest accrued or which accrues thereon and less any adjusters' fees and expenses and all costs and expenses, including, without limitation, all reasonable architects', attorneys', engineers' and other consultants' and professionals' fees and disbursements incurred by Agent in connection with the casualty or Taking in question

(b) In the event of the foreclosure of this Security Deed or any other transfer of title or assignment of the Property in extinguishment, in whole or in part, of the Debt, all right, title and interest of GAC Manufacturing, to the extent permissible, in and to all policies of insurance required by this Security Deed shall inure to the benefit of the successor in interest to GAC Manufacturing or the purchaser of the Property. The provisions of this Section 2.3(b) shall survive the termination of this Security Deed by foreclosure, deed in lieu thereof or otherwise.

(c) GAC Manufacturing hereby authorizes the Agent to pay out of any proceeds or awards, all adjusters' fees and expenses, and all of the Agent's costs and expenses, including, without limitation, all reasonable architects', attorneys', engineers' and other consultants' and professionals' fees and disbursements, incurred by the Agent in connection with the (i) casualty or Taking, (ii) recovery of the proceeds or award or (iii) repair or restoration or the Property pursuant to Article III.

(d) Notwithstanding anything to the contrary contained in this Security Deed, in the event that insurance proceeds or condemnation awards in connection with the Property are less than thirty percent (30%) of the amount of the appraisal of the Property, as of the date of execution of this Security Deed, then GAC Manufacturing shall be paid such insurance proceeds or condemnation awards directly and GAC Manufacturing shall utilize such sums for the repair or restoration, as the case may be, of the Property.

Section 2.4 Comply with Insurance Requirements. GAC Manufacturing promptly shall comply with, and shall cause the Property to comply with, all Insurance Requirements and shall not by any action or omission invalidate any insurance policy required to be carried hereunder or materially increase the premiums on any such policy above the normal premium charged by the carrier of such policy. "Insurance Requirements" shall mean all terms of any insurance policy required by this Security Deed, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Property or any use or condition thereof, which may, at any time, be recommended by the applicable governmental agency, if any, having jurisdiction over the Property, or such other authority exercising similar functions.

ARTICLE III.
CASUALTY AND CONDEMNATION

Section 3.1 Casualty and Condemnation. In the event of any damage or destruction to, or commencement or threat of a Taking of, the Property, GAC Manufacturing shall give prompt written notice thereof to the Agent. Except as provided in Section 2.3(d) hereof, GAC Manufacturing hereby assigns to the Agent all insurance proceeds, condemnation awards, compensation and other recoveries related to damage or destruction to, or a Taking of, the Property. In connection therewith, the Agent is hereby irrevocably appointed as GAC Manufacturing's attorney-in-fact, coupled with an interest, with exclusive power after the occurrence of an Event of Default (i) to collect, receive and retain all such proceeds and recoveries, (ii) to make any compromise or settlement in connection therewith, (iii) to give, execute and deliver on behalf of GAC Manufacturing proper receipts and acquittances therefor and (iv) to endorse any checks, drafts or other instruments representing any insurance proceeds, condemnation awards or other recoveries. If no Event of Default exists, GAC Manufacturing shall control any such claims, suits or proceedings and shall be authorized and entitled to compromise or settle any such claims, suits or proceedings with the Agent's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, except as otherwise provided in Section 2.3(d) hereof. GAC Manufacturing shall execute and deliver to the Agent any and all instruments, proofs of loss, receipts, vouchers and releases reasonably required in connection with any such claims, suits, proceedings or settlements promptly after request therefor by the Agent and shall cooperate with the Agent in connection therewith.

Section 3.2 Condemnation. In the event of a Taking, the Agent shall have the option, except as otherwise provided in Section 2.3(d) hereof, in its sole discretion, to apply any Net Proceeds toward the payment of the Debt, to cure any default or Event of Default hereunder or to allow such proceeds to be applied to the restoration of the Property to a usable whole. Any Net Proceeds to be applied to restoration shall be disbursed subject to the satisfaction of the conditions in Section 3.3 hereof and in the manner set forth in Section 3.4 hereof.

Section 3.3 Casualty and Restoration. In the event of any casualty to the Property, GAC Manufacturing shall promptly commence and diligently prosecute to completion the repair, replacement, restoration and rebuilding of the Property (the "Restoration Work") so damaged, destroyed or taken in full compliance with all Legal Requirements and Insurance Requirements and the provisions of this Article III, and free and clear from any and all Liens, claims and encumbrances, provided the Net Proceeds are made available to GAC Manufacturing; provided, however, in the event that the casualty or condemnation occurs during the 6 months preceding the Maturity Date, GAC Manufacturing shall not be required to perform the Restoration Work. In the event that casualty or condemnation proceeds exceed the amount set forth in Section 2.3(d) hereof, then following (i) the occurrence of a Taking in which the Agent approves, in its sole discretion, GAC Manufacturing's request to rebuild, or (ii) an insured casualty, the Agent shall apply the Net Proceeds to pay the cost of the Restoration Work in accordance with Section 3.4 hereof provided:

(i) no Event of Default shall have occurred and be continuing;

(ii) GAC Manufacturing has provided its written (A) agreement to proceed promptly and diligently with the Restoration Work in compliance with all Legal Requirements and plans and specifications approved by an architect, the applicable Governmental Authority and, if requested, the Agent, such approval not to be unreasonably withheld, conditioned or delayed and (B) certification setting forth a reasonable estimate of the cost of completing the Restoration Work and time schedule therefor;

(iii) the Restoration Work can be completed prior to the earlier of (A) 6 months prior to the Maturity Date and (B) the date occurring six (6) months after the date of the casualty or Taking;

(iv) in the Agent's reasonable judgment, there are sufficient proceeds of business interruption, rent insurance or cash available to pay the Debt through the completion of the Restoration Work and any reasonable period thereafter for operating the Property; and

(v) in the event of a casualty, GAC Manufacturing provides substantiation requested by and satisfactory to the Agent with respect to:

(A) the feasibility and reasonability of the schedule and costs;

(B) the restoration of the Property resulting in an economically viable project substantially equivalent to the quality and character of the Property immediately prior to the casualty;

(C) the projected income and cash flow of the Property after the restoration being substantially equivalent to the levels prior to the casualty; and

(D) the sufficiency of the Net Proceeds to complete the Restoration Work during all phases of such work.

Section 3.4 Disbursement of Net Proceeds. Any Net Proceeds to be used to pay the cost of Restoration Work pursuant to Sections 3.2 or 3.3 hereof shall be held by the Agent and shall be paid out from time to time to GAC Manufacturing as the work progresses, subject to each of the following conditions: Each request for payment shall be made on not less than ten Business Days prior notice to the Agent and shall be accompanied by a certificate of an architect stating (i) that all of the Restoration Work completed has been performed in compliance with the approved plans and specifications, (ii) that the sum is justly due, or is required to reimburse GAC Manufacturing for payments justly made, to the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Restoration Work (giving a brief description of such services and materials), and (iii) that the undisbursed Net Proceeds are sufficient to complete the Restoration Work; provided, however, that the Agent shall not be obligated to disburse such funds if the Agent reasonably determines that GAC Manufacturing shall not be in compliance with conditions set forth in Section 3.3 hereof. Additionally, each request for payment shall contain a statement signed by GAC Manufacturing approving both the Restoration Work performed to date and the Restoration Work covered by the request for payment in question. As to any personal property covered by the request for payment, the Agent shall be furnished, at GAC Manufacturing's next succeeding request for payment with satisfactory evidence of payment therefor and such further evidence satisfactory to assure the Agent of its valid security title to the personal property. Each request for payment shall be accompanied by lien waivers covering that part of the Restoration Work for which

payment or reimbursement had been delivered to the Agent at the next preceding request for payment and, if required by the Agent, a search prepared by a title company, or by other evidence satisfactory to the Agent indicating that no mechanics' or other liens or title retention instruments have been filed in connection with such Restoration Work. The Agent may elect at any time prior to commencement of the Restoration Work or while work is in progress to retain, at GAC Manufacturing's expense, an independent engineer, contractor, consultant or any other agent to review the plans and specifications, to inspect the work as it progresses and to provide reports. If any matter included in a report by any such engineer, contractor, consultant or agent is unsatisfactory to the Agent, the Agent may suspend disbursement of the Net Proceeds until the unsatisfactory matters contained in the report are resolved to the Agent's satisfaction. The Agent, or the Agent's engineer, consultant or agent, may at any time inspect the Property and perform such investigations of the Property (upon not less than 24 hours prior notice except in the event of an emergency).

(a) Proceeds shall not be disbursed more frequently than once every 30 days.

(b) Until such time as the Restoration Work has been substantially completed, the Agent shall be entitled to retain up to ten percent (10%) of the cost of the Restoration Work (the "Retention Amount"). GAC Manufacturing hereby covenants to obtain all Licenses. Provided no Event of Default shall exist, promptly after the completion of the Restoration Work and delivery of such Licenses to the Agent, the Agent shall pay the Retention Amount to GAC Manufacturing. Any excess Net Proceeds remaining after the completion of the Restoration Work shall, after giving effect to the provisions of Section 3.6 herein, so long as no Event of Default exists, be promptly remitted to GAC Manufacturing.

(c) If GAC Manufacturing (i) shall fail promptly to submit to the Agent for approval plans and specifications for the Restoration Work approved by the architect and by all Governmental Authorities whose approval is required, (ii) shall fail to promptly commence such Restoration Work after obtaining all approvals, (iii) shall fail to diligently prosecute such Restoration Work to completion, or (iv) shall fail in any other respect to comply with its Restoration Work obligations under Section 3.3 and this Section 3.4, then the Agent, or any receiver of the Property, shall have the right but not the obligation to perform or cause to be performed such Restoration Work, and may take such other steps as it deems advisable in its sole discretion. GAC Manufacturing hereby waives any claim, other than for gross negligence or willful misconduct, against the Agent and any receiver arising out of any act or omission of the Agent or such receiver pursuant hereto. If GAC Manufacturing fails to commence and complete the Restoration Work in accordance with the terms of this Article, then in addition to the Remedies, the Agent may (i) elect to restore the Property on GAC Manufacturing's behalf and reimburse itself out of the Net Proceeds for costs and expenses incurred by the Agent in restoring the Property, or (ii) apply the Net Proceeds as a credit against any portion of the Debt selected by the Agent in its sole discretion.

Section 3.5 Builders' Risk. During the period of any new construction on the Premises, GAC Manufacturing shall maintain a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any improvements under construction, including, without limitation, for demolition and increased cost of construction or renovation, in an amount equal to 100% of the estimated replacement cost value on the date of completion,

including "soft cost" coverage. GAC Manufacturing shall also maintain Worker's Compensation Insurance, covering all Persons engaged in such construction, in an amount at least equal to the minimum required by Legal Requirements. In addition, each contractor and subcontractor shall be required to provide the Agent with a certificate of insurance for (i) Worker's Compensation Insurance covering all Persons engaged by the contractor or subcontractor in the construction in an amount at least equal to the minimum required by Legal Requirements, and (ii) general liability insurance showing minimum limits of at least $10,000,000, including coverage for products and completed operations. GAC Manufacturing shall cause each contractor and subcontractor to cover GAC Manufacturing and the Agent as an additional insured under such liability policy and to indemnify and hold GAC Manufacturing and the Agent harmless from and against any and all claims, damages, losses, liabilities, costs and expenses arising out of, relating to or otherwise in connection with its performance of such construction.

Section 3.6 Application of Net Proceeds. Except if the Net Proceeds are applied to the Restoration Work in accordance with this Article III, the Agent shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to Article II hereof, in such order and amounts as the Agent shall elect, to any one or more of the following: (i) the payment of the Debt in accordance with the provisions of the Factory Note, or (ii) the cure of any default or Event of Default. All amounts deposited with the Agent pursuant to Article II hereof or this Article III, until expended or applied as provided herein, may be commingled with the general funds of the Agent and shall constitute additional security for the payment of the Debt and performance of all of GAC Manufacturing's obligations under the Transaction Documents. The Agent makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any proceeds deposited by the Agent in any bank or other financial institution and shall have no liability in connection therewith. The Agent shall not be deemed a trustee or other fiduciary with respect to any amounts received or held by it pursuant to Article II hereof or this Article III.

ARTICLE IV.
TAXES; RESERVES

Section 4.1 Payment of Taxes. Without limiting any of the provisions of the Security Agreement or any other Transaction Document, GAC Manufacturing or its affiliates shall pay or cause to be paid in a timely fashion all taxes, assessments, water rates and sewer rents, now or hereafter levied, assessed or imposed against the Property (collectively "Taxes") and all ground rents, utility charges, maintenance charges, governmental impositions, excises, levies, fees, licenses and such other charges which may be or become a lien or charge against the Property (including, without limitation, charges for any easements, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property), now or hereafter levied, imposed or assessed against the Property (the "Other Charges"). GAC Manufacturing shall furnish to the Agent or its agent or designee receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent and at any time upon the Agent's request.

Section 4.2 Right to Contest. After prior written notice to the Agent, GAC Manufacturing shall have the right, at its sole expense, to contest by appropriate legal proceedings, promptly initiated and diligently conducted in good faith, the validity, amount or application, in whole or in part, of any of the Taxes or Other Charges, provided that:

(a) no Event of Default has occurred and be continuing;

(b) such proceeding shall suspend the collection of the Taxes or Other Charges from GAC Manufacturing and from the Property and no portion of the Property or interest therein shall be in danger of being sold, forfeited, terminated, canceled or lost;

(c) such proceeding shall be permitted under and conducted in accordance with the provisions of any other instrument or agreement to which GAC Manufacturing is bound or to which the Property or GAC Manufacturing is subject and shall not constitute a default thereunder; and

(d) Neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost.

Upon completion of any contest, GAC Manufacturing shall immediately pay any amount due, and deliver to the Agent proof of the completion of the contest and payment of the amount due. GAC Manufacturing shall deliver copies of all notices relating to any Taxes and Other Charges covered by this Article IV to the Agent.

ARTICLE V.

MAINTENANCE AND REPAIR

Section 5.1. Maintenance and Repair of the Property; Alterations; Replacement of Equipment. GAC Manufacturing hereby covenants and agrees that:

(a) GAC Manufacturing shall (i) maintain the Property including the sidewalks and curbs adjoining the Property in good repair and shall keep the same in good, safe and insurable condition and in compliance with all existing and future applicable Legal Requirements, (ii) promptly make all repairs and replacements to the Property, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Property in a manner appropriate for similar buildings for their present uses, (iii) not commit or suffer to be committed any waste of the Property or do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or otherwise impair the value thereof and (iv) not abandon the Property. GAC Manufacturing shall keep the sidewalks, vaults, gutters and curbs comprising, in front of or adjacent to, the Property, clean and free from dirt, snow, ice, rubbish and obstructions. All repairs and replacements made by GAC Manufacturing shall (i) be made with first-class materials, in a good and workmanlike manner, (ii) be equal or better in quality and class to the original work, (iii) comply with all applicable Legal Requirements and Insurance Requirements and (iv) be at GAC Manufacturing's sole expense.

(b) GAC Manufacturing shall not demolish, remove, construct, and, except as expressly provided in Article III hereof, restore or alter the Property or any portion thereof, nor consent to or permit any of the foregoing, without the Agent's prior written consent in each instance, which consent may be given or withheld in the Agent's discretion. Notwithstanding the foregoing, the Agent's consent shall not be required with respect to nonstructural, interior alterations involving less than Two Hundred Fifty Thousand Dollars ($250,000) to complete, as evidenced by an Officer's Certificate delivered to the Agent prior to the commencement of such alteration.

(c) Notwithstanding the provisions of this Security Deed to the contrary, GAC Manufacturing shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Property. GAC Manufacturing shall promptly replace any such Equipment so disposed of or removed with other Equipment of substantially equal quality, value, serviceability and use, free of superior title, liens and claims. However, if by reason of technological or other developments in the operation and maintenance of buildings or the grounds of the general character of any Improvements, replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Property, GAC Manufacturing shall not be required to replace the same.

ARTICLE VI.
TRANSFER OR ENCUMBRANCE OF THE PROPERTY AND PREPAYMENT

Section 6.1 No Transfer/Encumbrance. Without the prior written consent of the Agent, which consent shall not be unreasonably withheld, delayed or undetermined, GAC Manufacturing agrees that it shall not transfer, or agree to transfer, all or any portion of the Property or any interest therein. For purposes of the preceding sentence, the following shall be prohibited:

(i) an installment sale agreement wherein GAC Manufacturing agrees to sell the Property or any part thereof for a price to be paid in installments;

(ii) an agreement by GAC Manufacturing leasing all or a substantial portion of the Property for other than actual occupancy by a space tenant thereunder;

(iii) a sale, assignment or other transfer of, or the grant of a security interest in, GAC Manufacturing's right, title and interest in and to any Leases or any Rents;

(iv) subjecting the Property to a condominium regime or transferring the Property to a cooperative corporation or similar association;

(v) any merger or consolidation involving GAC Manufacturing; and

(vi) any voluntary or involuntary sale, conveyance, transfer, pledge or encumbrance of a majority of the beneficial interests in GAC Manufacturing or any general partner, managing member (or if no managing member, any member) or shareholder of GAC Manufacturing, whether occurring in one or a series of transactions.

Section 6.2 Permitted Transfers. Notwithstanding the foregoing, the following shall not be deemed to be transfers hereunder: a merger, consolidation, acquisition of all or substantially all of the membership interests or assets of GAC Manufacturing or other transfer by operation of law.

ARTICLE VII.
SECURITY AGREEMENT

Section 7.1 Security Agreement.

(a) This Security Deed is both a real property deed and a "security agreement" within the meaning of the UCC. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of GAC Manufacturing in the Property. GAC Manufacturing hereby grants to the Agent as security for the Debt a security interest in the Property to the full extent that the Property may be subject to the UCC of Georgia. If an Event of Default shall occur, the Agent, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC. Any disposition pursuant to the UCC of so much of the Property as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriff's sales are advertised in the county where the Premises is located. Any notice of sale, disposition or other intended action by the Agent with respect to the Property given to GAC Manufacturing in accordance with the provisions hereof at least ten days prior to such action, shall constitute reasonable notice to GAC Manufacturing. The proceeds of any disposition of the Property, or any part thereof, may be applied by the Agent to the payment of the Debt in such priority and proportions as the Agent in its sole discretion shall deem proper.

(b) GAC Manufacturing hereby agrees to prepare, execute, deliver and file any financing statement, continuation statement or other instrument necessary to perfect or maintain at all times the perfection of the security interest granted hereunder in form and substance satisfactory to the Agent with all costs and expenses incurred by the Agent in connection therewith (including costs of attorneys) to be fully reimbursed in accordance with the Security Agreement. GAC Manufacturing hereby irrevocably appoints the Agent as its attorney-in-fact, coupled with an interest, and authorizes the Agent to file with the appropriate public office on its behalf any financing, continuation or other statements, as secured party, in connection with the Property covered by this Security Deed at any time the Agent determines that the security interest granted hereunder is not adequately perfected with all costs and expenses incurred by the Agent in connection therewith (including costs of attorneys) to be fully reimbursed in accordance with the Security Agreement.

ARTICLE VIII.
DEFAULTS

Section 8.1 Events of Default. The Debt shall become immediately due at the option of the Agent upon any one or more of the following events (each, an "Event of Default"):

(a) if an Event of Default occurs under the terms of any of the Transaction Documents;

(b) if GAC Manufacturing fails to maintain insurance in accordance with Article II hereof;

(c) if GAC Manufacturing fails to comply with Article VII or Article IX hereof;

(d) if the Property becomes subject (i) to any Lien other than a Lien for real estate taxes and assessments not yet due and payable or a Permitted Encumberance, or (ii) to any mechanic's, materialman's or other Lien, and such Lien shall not be discharged (by payment, bonding, or otherwise) within 30 days unless contested in accordance with the terms hereof;

(e) if GAC Manufacturing discontinues the operation of the Property for a period in excess of 30 days for reasons other than Restoration Work or a Taking, or if GAC Manufacturing is enjoined by any court or other Governmental Authority from continuing the operation of its business, including, without limitation, entering into Leases or performing its obligations thereunder, which injunction is not released or stayed, for 45 days.

Section 8.2 Remedies.

(a) Remedies Available. During the existence of any Event of Default, the Agent may, in addition to any other rights or remedies available to it hereunder, at law or in equity, take such action, without notice or demand, as it deems advisable to protect and enforce any one or more or its rights against GAC Manufacturing and in and to the Property (the "Remedies"), including, without limitation, the following actions:

(i) declare all or any portion of the unpaid Debt to be immediately due and payable without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by GAC Manufacturing; provided, however, that upon the occurrence of any of the events specified in Sections 6.1(8) or 6.1(9) of the Security Agreement, the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable;

(ii) enter into or upon the Property, either personally or by its agents, nominees or attorneys, and dispossess GAC Manufacturing and its agents and servants therefrom, with or without bringing an action to foreclose this Security Deed and without applying for a receiver for the Rents and without any payment of rent or other compensation to GAC Manufacturing, but subject to the rights of the tenants under the Leases. Thereupon the Agent may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with any or all of the Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on any of the Property, (C) exercise all rights and powers of GAC Manufacturing with respect to all or any portion of the Property, whether in the name of GAC Manufacturing or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases and contracts, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Property, and (D) apply the receipts from the Property to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Property, as well as just and reasonable compensation for the services of the Agent's third party agents;

(iii) sell and dispose of the Property at public auction, at the usual place for conducting sales at the courthouse in the county where the Property or any part thereof may be, to the highest

bidder for cash, first advertising the time, terms and place of such sale by publishing a notice thereof once a week for four consecutive weeks (without regard to the actual number of days) in a newspaper in which sheriff's advertisements are published in said county, all other notice being hereby waived by GAC Manufacturing; and the Agent may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of GAC Manufacturing's interest in the Property, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale, herein granted, depends, the said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with; and GAC Manufacturing hereby constitutes and appoints the Agent or its assigns agent and attorney-in-fact to make such recitals, sale and conveyance, and all of the acts of such attorney-in-fact are hereby ratified, and GAC Manufacturing agrees that such recitals shall be binding and conclusive upon GAC Manufacturing and that the conveyance to be made by the Agent, or its assigns, (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, curtesy and all other exemptions of GAC Manufacturing, or its successors in interest, in and to the Property; at the election of the Agent, the Property, or any part thereof, may be sold in one parcel and as an entirety, or in such parcels, manner or order as the Agent in its sole discretion may elect, and one or more exercises of the powers herein granted shall not extinguish or exhaust the power unless the entire Property is sold or the Debt is paid in full, and the Agent, or its assigns, shall collect the proceeds of such sale, applying such proceeds as provided in Section 8.2(b)(v) hereof (in the event of deficiency, GAC Manufacturing shall immediately on demand from the Agent pay over to the Agent, or its nominee, such deficiency); and GAC Manufacturing agrees that in case of a sale, as herein provided, GAC Manufacturing or any person in possession under GAC Manufacturing shall then become and be tenants holding over, and shall forthwith deliver possession to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over; the power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and are in addition to any and all other remedies which the Agent may have at law or in equity;

(iv) institute a suit or suits in equity or at law, including, without limitation, collection of the Debt, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property under the judgment or decree of any court or courts of competent jurisdiction;

(v) recover judgment on the Factory Note either before, during or after (or in lieu of) any proceedings for the enforcement of this Security Deed;

(vi) apply for the appointment of a receiver or receivers for all or any part of the Property, whether such receivership be incident to a proposed sale (or sales) of such Property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the Debt, and GAC Manufacturing does hereby irrevocably consent to the appointment of such receiver or receivers, waives notice of such appointment, of any request therefor or hearing in connection therewith, and any and all defenses to such appointment, agrees not to oppose any application therefor by the Agent, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of the Agent to application of rents as provided in this Security Deed. Nothing herein is to be construed to deprive the Agent of any

other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by the Agent in connection with any such receivership shall be a demand obligation (which obligation GAC Manufacturing hereby promises to pay) owing by GAC Manufacturing to the Agent pursuant to this Security Deed;

(vii) require GAC Manufacturing or any receiver appointed to collect the Rents to pay the Agent monthly in advance the fair and reasonable rental value for any portion of the Property used or occupied by GAC Manufacturing. Upon demand by the Agent or such receiver, GAC Manufacturing shall immediately vacate and surrender possession to the Agent or such receiver. In default thereof, GAC Manufacturing may be evicted by the Agent or such receiver by summary proceedings or otherwise; or

(viii) pursue any or all such other rights or remedies as the Agent may have under the Transaction Documents, or under applicable law or in equity or otherwise; provided, however, that the provisions of this Section 8.2(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Transaction Documents;

(ix) collect and/or sue for the Rents in the Agent's own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys' fees and expenses, apply the net proceeds thereof to the Debt in such manner and order as the Agent may elect and/or to the operation and management of the Property, including the payment of management, brokerage and attorney's fees and expenses; and require GAC Manufacturing to transfer all security deposits and records thereof to the Agent together with original counterparts of the Leases;

(x) exercise its rights of enforcement with respect to the Property or any part thereof under the UCC of Georgia, as in effect from time to time (or under the UCC in force, from time to time, in any other state to the extent the same is applicable law).

(xi) enter upon the Property, or any part thereof, and take possession of the Property and all books and records and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics relating thereto, and to exercise without interference from GAC Manufacturing any and all rights which GAC Manufacturing has with respect to the management, possession, operation, protection or preservation of the Property. The Agent shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose. All Costs incurred by the Agent shall constitute a demand obligation of GAC Manufacturing (which obligation GAC Manufacturing hereby promises to pay) to the Agent pursuant to this Security Deed. If necessary to obtain the possession provided for above, Agent may invoke any and all legal remedies to dispossess GAC Manufacturing. In connection with any action taken by the Agent pursuant to this Section, Agent shall not be liable for any loss sustained by GAC Manufacturing resulting from any failure to let the Property or any part thereof, or from any act or omission of the Agent in managing the Property unless such loss is caused by the willful misconduct and bad faith of the Agent, nor shall the Agent be obligated to perform or discharge any obligation, duty or liability of GAC Manufacturing arising under any lease or other

agreement relating to the Property or arising under any Permitted Encumbrances or otherwise arising. GAC Manufacturing hereby assents to, ratifies and confirms any and all actions of the Agent with respect to the Property taken under this Section.

(xii) terminate any commitment or obligation to lend or disburse funds under any Transaction Document or enter into any other credit arrangement to or for the benefit of GAC Manufacturing.

Each of the foregoing remedies may be pursued individually, concurrently or otherwise, at such time and in such order as the Agent may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of the Agent hereunder, at law or in equity.

(b) Rights Pertaining to Sales.

(i) The Agent may adjourn from time to time any sale to be made under or by virtue of this Security Deed by announcement at the time and place appointed for such sale or adjourned sale. Except as otherwise provided by any applicable Legal Requirements, the Agent, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(ii) In the event of any sale made pursuant to this Section 8.2, the entire Debt immediately thereupon shall become due and payable, anything in the Transaction Documents to the contrary notwithstanding.

(iii) Upon any sale made pursuant to this Section 8.2, the Agent may bid for and acquire all or any portion of the Property. In lieu of paying cash therefor, the Agent may make settlement for the purchase price by crediting against the Debt the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

(iv) The proceeds of any sale held by the Agent or any receiver or public officer in foreclosure of the title and security interests granted, created or evidenced hereby shall be applied in accordance with the requirements of applicable laws and to the extent consistent therewith in accordance with the Security Agreement or, if required by applicable law, then FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all reasonable attorneys' fees and legal expenses actually incurred, advertising costs, auctioneer's fees, costs of title rundowns and lien searches, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees, all court costs and charges of every character, and publication fees and costs, and to the payment of the other Debt, including specifically without limitation the principal, accrued interest and attorneys' fees due and unpaid on the Factory Note and the amounts due and unpaid and owed to the Agent under this Security Deed, the order and manner of application to the items in this clause in accordance with the Security Agreement or, if required by applicable law, then FIRST to be in the Agent's sole discretion; and SECOND, the remainder, if any there shall be, shall be paid to GAC Manufacturing, or to GAC Manufacturing's heirs, devisees, representatives, successors or assigns, or such other persons (including the holder or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if the Agent is uncertain which person or persons are so entitled, Agent may interplead such remainder in any court of competent jurisdiction, and the amount of any attorneys' fees, court costs and expenses incurred in such

action shall be a part of the Debt and shall be reimbursable (without limitation) from such remainder.

(c) No Release. No recovery of any judgment by the Agent and no levy of an execution under any judgment upon the Property or upon any other property of GAC Manufacturing shall release or impair the lien and security title of this Security Deed upon the Property, or any rights, powers or remedies of the Agent hereunder until the Debt is paid in full.

Section 8.3 Control by the Agent After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of GAC Manufacturing, any of its property, or the Property, to the extent permitted by Legal Requirements, the Agent shall be entitled to obtain possession and control of all of the Property in accordance with the terms hereof.

Section 8.4 Right to Cure Defaults. Upon the occurrence of any Event of Default hereunder, the Agent or its agents, without notice to or demand on GAC Manufacturing and without releasing GAC Manufacturing from any obligation hereunder, may, but without obligation to do so, perform, pay or otherwise cure any defaulted obligation of GAC Manufacturing in such manner and to such extent as the Agent may deem necessary to protect the Property or the lien and security title of this Security Deed. The Agent and its agents are authorized to enter upon the Property, or appear in, defend, or bring any action or proceeding, to protect the Agent's interest in the Property, foreclose this Security Deed or collect the Debt. The Agent's costs and expenses in connection with this Section 8.4 (including reasonable attorneys' fees to the extent permitted by law), shall (i) constitute a portion of the Debt, (ii) be due and payable to the Agent upon demand and (iii) accrue interest at the Default Rate from the date so demanded to the date the Agent is paid in full.

Section 8.5 Marshaling and Other Matters. GAC Manufacturing hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshaling in the event of any sale hereunder of the Property or any interest therein. GAC Manufacturing hereby expressly waives all rights of redemption from sale, whether equitable or statutory, under any order or decree of foreclosure of this Security Deed. Such waiver shall bind GAC Manufacturing, and every Person acquiring any interest in or title to the Property subsequent to the date hereof and all other Persons, to the fullest extent permitted by applicable law.

ARTICLE IX.
ENVIRONMENTAL COMPLIANCE

Section 9.1 Indemnity.

(a) GAC Manufacturing hereby assumes liability for, and agrees to pay, protect, defend, indemnify and save the Agent harmless from and against any and all Costs which may be imposed upon, incurred by or asserted or awarded against the Agent or the Property, and arising directly or indirectly from: (i) the violation or alleged violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of GAC Manufacturing; (ii) the actual or alleged presence, release or threat of release of, or exposure to

any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of GAC Manufacturing; (iii) any actual or alleged personal injury or property damage arising out of or related to Hazardous Materials and the Property; (iv) any acts or omissions that exacerbate an existing condition at the Property or that give rise to liability under any Environmental Law; (v) the failure by GAC Manufacturing to comply fully with the terms and conditions of this Article VIII; (vi) the breach of any representation or warranty contained in this Article VIII; (vii) the enforcement of this Article VIII; (viii) complying with Environmental Laws in connection with the Property or surrounding areas or (ix) assessment, investigation, containment, monitoring, remediation and/or removal of any and all Hazardous Materials from the Property or any surrounding areas.

(b) Notwithstanding any provision hereof to the contrary, GAC Manufacturing shall have no liability under this Security Deed with respect to Costs relating to Hazardous Materials which are initially placed on, in or under the Property after the earlier of (i) the Agent taking actual possession and control of the Property following an Event of Default, and (ii) the Agent completing a foreclosure or other sale pursuant to which the Agent takes title to the Property. GAC Manufacturing shall have no liability under this Security Deed to the Agent with respect to Costs which result directly and solely from the Agent's willful misconduct or gross negligence.

Section 9.2 Representations Regarding Hazardous Materials. GAC Manufacturing hereby represents and warrants to and covenants and agrees with the Agent as follows:

(a) To GAC Manufacturing's actual knowledge, the Property and all businesses or operations conducted thereon are in compliance with all Environmental Laws;

(b) No Hazardous Materials have been disposed of on or released (as used herein, "release" shall have the meaning provided in 42 U.S.C. § 9601(22)) in violation of Environmental Law at, onto or under the Property by GAC Manufacturing or, to the GAC Manufacturing's best knowledge, after due inquiry and investigation, by any other Person;

(c) No Hazardous Materials are located in, on or under, or have been handled, generated, stored, processed or discharged from the Property by GAC Manufacturing or, to the GAC Manufacturing's actual knowledge, by any other Person, except for those substances used by GAC Manufacturing or tenants of the Property in the ordinary course of their business in compliance with all Environmental Laws and not reasonably expected to give rise to liability under Environmental Laws;

(d) To GAC Manufacturing's actual knowledge, the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to or arising under Environmental Laws;

(e) To GAC Manufacturing's actual knowledge, there are no underground storage receptacles or surface impoundments, landfills or dumps for Hazardous Materials on the Property;

(f) To GAC Manufacturing's actual knowledge, borrower has received no notice of, and to the GAC Manufacturing's actual knowledge and belief, there exists no investigation, action,

proceeding or claim by any Governmental Authority or by Person which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does GAC Manufacturing know of any basis for any of the foregoing;

(g) Except as previously disclosed to the Agent in writing, to GAC Manufacturing's actual knowledge, there is no asbestos-containing material or lead-based paint at the Property, nor are there any Polychlorinated Biphenyls, endangered species habitats or wetlands at the Property;

(h) GAC Manufacturing has received no notice that, and to GAC Manufacturing's actual knowledge and belief, there has been no claim by any Person that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on, in or under any other property, nor does GAC Manufacturing know of any basis for such a claim;

(i) Except as previously disclosed in writing to the Agent, GAC Manufacturing has not knowingly waived or released any Person from liability with regard to Hazardous Materials in, on, under or around the Property, nor retained or assumed, contractually or otherwise, any other Person's liability relative to Hazardous Materials or any claim, action or proceeding relating thereto; and

(j) The Property is not (i) included or, to GAC Manufacturing's knowledge, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or on any of the inventories of other potential "Problem" sites issued by the EPA or other applicable Governmental Authority nor (ii) otherwise identified by the EPA as a potential CERCLA site or included or, to GAC Manufacturing's knowledge, after due inquiry, proposed for inclusion on any such list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority.

Section 9.3 Covenants, Representations and Warranties. GAC Manufacturing shall, and shall cause all property managers, agents, employees, tenants and other permitted occupants of the Property to: (i) comply with all applicable Environmental Laws, (ii) keep or cause the Property to be kept free from Hazardous Materials (except those substances used by GAC Manufacturing or tenants of the Property in the ordinary course of their business, in compliance with, and not likely to give rise to liability under, Environmental Laws), (iii) not install or use, or permit the installation or use of, any underground receptacles containing Hazardous Materials on the Property in violation of Environmental Laws, (iv) expressly prohibit the use, generation, handling, storage, production, release, processing and disposal of Hazardous Materials by all future tenants of the Property (except those substances used by such tenants in the ordinary course of their business, in compliance with, and not likely to give rise to liability under, Environmental Laws) and use all reasonable efforts to prevent existing tenants from taking any such actions, (v) in any event not install on the Property or permit to be installed on the Property polychlorinated biphenyls, urea formaldehyde insulation, asbestos or any substance containing asbestos or any material containing lead-based paint, and (vi) prohibit the disposal and/or release of any Hazardous Materials on, at, beneath, or near the Property.

(b) GAC Manufacturing immediately shall notify the Agent in writing should GAC Manufacturing become aware of (i) any release of Hazardous Materials in violation of Environmental Laws or other actual or potential environmental problem or liability with respect to or affecting the Property, (ii) any lien, action or notice of violation or potential liability affecting the Property or GAC Manufacturing arising under any Environmental Law, (iii) the institution of any investigation, inquiry or proceeding concerning GAC Manufacturing or the Property pursuant to any Environmental Law or otherwise relating to Hazardous Materials, or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in this Security Deed incorrect in any respect if made at the time of such discovery. GAC Manufacturing shall promptly transmit to the Agent copies of any and all citations, orders, notices or, upon written request of the Agent, other communications relating to any of the foregoing.

(c) Regardless of the source of contamination, GAC Manufacturing shall, at its sole expense, if required by a Governmental Authority promptly take or cause to be taken all actions necessary or advisable for the clean-up of the Property and other property affected by contamination in, on, under or at the Property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions, in accordance with the all applicable Environmental Laws (and in all events in a manner satisfactory to the applicable Governmental Authority and the Agent). GAC Manufacturing shall further pay or cause to be paid, at no expense to the Agent, all clean-up, administrative and enforcement costs of the applicable Governmental Authority which may be asserted against the Property. In the event GAC Manufacturing fails to do so, or following an Event of Default, the Agent, at its sole election, may cause the Property or other affected property to be freed from any Hazardous Materials or otherwise brought into compliance with Environmental Laws. Any cost incurred in connection therewith shall be included in Costs. GAC Manufacturing hereby grants to the Agent access to the Property and an irrevocable license to remove any items deemed by the Agent to be Hazardous Materials and to do all things the Agent shall deem necessary or prudent to bring the Property into compliance with all Environmental Laws. However, the Agent shall have no obligation to inspect or clean up any Hazardous Materials. The Agent shall not be deemed a generator of any Hazardous Materials removed from the Property.

(d) Upon the request of the Agent, at any time (i) after an Event of Default or (ii) the Agent has reasonable grounds to believe that (x) Hazardous Materials are or have been released, stored or disposed of on, in, under or around the Property in violation of Environmental Laws or (y) the Property may be in violation of Environmental Laws, GAC Manufacturing shall cause an investigation or audit of the Property to be undertaken by a hydrogeologist, environmental engineer or other appropriate consultant approved by the Agent, to determine whether any Hazardous Materials are located on, at, beneath, or near the Property and/or whether the Property is in compliance with Environmental Laws. The scope of any investigation or audit shall be approved by the Agent. If GAC Manufacturing fails to provide reports of such investigation or audit within 30 days after such request, the Agent may, but shall have no obligation to, order the same. GAC Manufacturing hereby grants to the Agent and the Agent's engineers, consultants, agents or contractors access to the Property and an irrevocable license to undertake such investigation or audit. All costs of any such investigation or audit shall be included in Costs and shall be paid by GAC Manufacturing in accordance with the terms of Section 9.4(c) hereof.

(e) In the event that a Lien is filed against the Property pursuant to any Environmental Law, GAC Manufacturing shall, within 30 days from the date that GAC Manufacturing receives notice of such Lien (but in any event ten days prior to the date of any sale contemplated pursuant to such Lien), either (i) pay the claim and remove the Lien from the Property, or (ii) furnish (A) a bond satisfactory to the Agent in the amount of the claim out of which the Lien arises, (B) a cash deposit in the amount of the claim out of which the Lien arises, (C) other security reasonably satisfactory to the Agent in an amount sufficient to discharge the claim out of which the Lien arises, or (D) security in a form and amount satisfactory to the applicable Governmental Authority pursuant to a valid consent or other order, and GAC Manufacturing shall promptly remove or arrange for the removal of the Lien. Notwithstanding the foregoing, GAC Manufacturing shall use its best efforts to take all actions and make all payments necessary or prudent to prevent a sale pursuant to any Lien.

(f) The amount of GAC Manufacturing's liability hereunder is unrelated to the principal amount of the Factory Note and any failure of the Factory Note to be repaid in full. The enforcement of this Security Deed by the Agent shall not be construed by GAC Manufacturing as an indirect attempt to recover any deficiency or loss relating to the failure of the Factory Note to be repaid in full. GAC Manufacturing acknowledges that it may have liability hereunder even if the Factory Note repaid in full by reason of a full credit bid at any foreclosure sale under the Security Deed, and that the amount of GAC Manufacturing's liability hereunder could exceed the entire amount paid by GAC Manufacturing for the Property.

Section 9.4 Indemnification Procedures. If any action, proceeding, litigation or claim shall be brought or asserted against the Agent for any matter which the Agent is indemnified hereunder (each, a "Claim"), the Agent shall notify GAC Manufacturing in writing thereof and GAC Manufacturing shall promptly assume the defense thereof, including, without limitation, the employment of counsel acceptable to the Agent and the negotiation of any settlement. Any failure of the Agent to notify GAC Manufacturing of such matter shall not impair or reduce the obligations of GAC Manufacturing hereunder. The Agent shall have the right, at the expense of GAC Manufacturing (which expense shall be included in Costs), if the Agent has reason to believe that its interests are not being adequately represented or diverge from other interests being represented by such counsel, to employ separate counsel in any such action and to participate in the defense thereof. In the event GAC Manufacturing shall fail to discharge or undertake to defend the Agent against any Claim, such failure shall constitute an Event of Default and the Agent may, at its sole election, defend or settle such Claim. The liability of GAC Manufacturing to the Agent hereunder for any settlement by the Agent shall be conclusively established by any settlement entered into by the Agent in good faith, and such good faith shall be conclusively established if the settlement is made on the advice of independent legal counsel for the Agent. The amount of GAC Manufacturing's liability hereunder shall include the settlement consideration and all other Costs, which shall be paid by GAC Manufacturing as provided in Section 9.4(c) hereof. Costs incurred in connection with a Claim shall be reimbursed by GAC Manufacturing without the requirement of waiting for the ultimate outcome of such Claim.

(b) Without the prior written consent of the Agent, GAC Manufacturing shall not settle or compromise any Claim in any manner or consent to the entry of any judgment (i) in which the claimant or plaintiff does not unconditionally release the Agent from all liability and obligations

in respect of such Claim and obtain a dismissal of such Claim with prejudice; or (ii) that may adversely affect the Agent (as determined in the sole discretion of the Agent) or obligate the Agent to pay any sum or perform any obligation.

(c) GAC Manufacturing shall pay to the Agent any and all Costs within ten days after written notice from the Agent. All Costs shall be immediately reimbursable to the Agent or, upon request of the Agent, paid directly to the party sending a bill or other statement to the Agent. Any Costs not paid within the aforementioned ten day period shall bear interest at the Default Rate from the date such notice is given until the date paid in full.

Section 9.5 General Provisions.

(a) If at any time all or any part of any payment received by the Agent pursuant to this Security Deed shall be rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of GAC Manufacturing, then the obligations of GAC Manufacturing hereunder shall, to the extent of such rescinded or returned payment, be reinstated and shall continue as though such previous payment received by the Agent had never occurred.

(b) Nothing contained in this Security Deed shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to cost recovery or contribution, which GAC Manufacturing may have against any other Person under CERCLA or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(c) At the Agent's election, from time to time, GAC Manufacturing shall agree to release from the lien and security title of this Security Deed any portion of the Property with respect to which the Agent believes in good faith Hazardous Materials have been discovered on, at, in, under, or above and have or are or reasonably likely to have a material adverse effect on the Property, GAC Manufacturing, the Agent or the lien or priority of this Security Deed, or with respect to which the Agent believes in good faith an Environmental Law has been or may have been violated which has or is reasonably likely to have a material adverse effect on the Property, GAC Manufacturing, the Agent or the lien or priority of this Security Deed. GAC Manufacturing shall, at GAC Manufacturing's expense, cause any consents, agreements and instruments to be entered into that may be reasonably required by the Agent in connection with such release, including, without limitation, subdivision consents, appropriate surveys, appraisals of the subdivisions, consents of tenants, access agreements, easement agreements, consents of parties to existing agreements and consents of subordinate lienors. GAC Manufacturing shall pay for any new title insurance policy or endorsement required by the Agent in connection with any such release.

(d) The indemnification and the representations contained in Sections 9.1 and 9.2, respectively, shall survive the termination of this Security Deed whether by repayment of the Debt, foreclosure or deed in lieu thereof, assignment, or otherwise. Nothing in this Article IX shall be deemed to deprive the Agent of any rights or remedies otherwise available to the Agent, including, without limitation, those rights and remedies provided elsewhere in this Security Deed or the other Transaction Documents.

ARTICLE X.
MISCELLANEOUS

Section 10.1 Right of Entry. The Agent and its agents and employees shall have the right, subject to the rights of tenants under existing and valid Leases, to enter and inspect, and/or take any action permitted hereunder with respect to the Property at all reasonable times and upon more than 24 hours prior notice except in the event of an emergency.

Section 10.2 No Merger. If GAC Manufacturing's and the Agent's estates become the same, whether by foreclosure or otherwise, this Security Deed and the lien and security title created hereby shall not be destroyed or terminated by the application of the doctrine of merger and the Agent shall continue to have and enjoy all of the rights and privileges of the Agent as to the separate estates. Upon the foreclosure of the lien and security title created by this Security Deed, any Leases or subleases then existing and created by GAC Manufacturing shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless the Agent or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of the Agent or any such purchaser shall constitute a termination of any Lease or sublease unless the Agent or such purchaser shall give written notice thereof to such Lessee or sublessee.

Section 10.3 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of mail or telecopy notice, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

Agent:
BTMU Capital Corporation
111 Huntington Avenue, Suite 400
Boston, Massachusetts 02199-9000

GAC Manufacturing:
GAC Manufacturing, LLC
c/o NB Supply Management Corp.
1346 Oakbrook Drive, Suite 170
Norcross, Georgia 30093

Any party may change the address to which any notice is to be delivered to any other address within the United States of America by furnishing written notice of such change at least 15 days prior to the effective date of such change to the other parties in the manner set forth above. Rejection or refusal to accept, or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed to be receipt of any such notice. Any notice to an entity shall be deemed to be given on the date specified in this Section, as applicable, without regard to when such notice is delivered by the entity to the individual to whose attention it is directed and without regard to the fact that proper delivery may be refused by someone other than the individual to whose attention it is directed. If a notice is received by an entity, the fact that the individual to whose attention it is directed is no longer at such address or associated with

such entity shall not affect the effectiveness of such notice. Notices may be given on behalf of any party by such party's attorneys.

Section 10.4 Severability. Whenever possible, each provision of this Security Deed shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Deed shall be prohibited by or invalid or unenforceable under the applicable law of any jurisdiction with respect to any Person or circumstance, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability, without invalidating the remaining provisions of this Security Deed or affecting the validity or enforceability of such provisions in any other jurisdiction or with respect to other Persons or circumstances. To the extent permitted by applicable law, the parties to this Security Deed hereby waive any provision of law that renders any provision thereof prohibited, invalid or unenforceable in any respect.

Section 10.5 Remedies Not Exclusive. No remedy conferred upon or reserved to the Agent under this Security Deed is intended to be exclusive of any other remedy available to the Agent under this Security Deed, at law, in equity or by statute, and each and every such remedy shall be cumulative and in addition to every other remedy given under this Security Deed or now or hereafter existing at law or in equity. Remedies may be exercised in any order the Agent elects.

Section 10.6 No Oral Modifications. This Security Deed, and any of the provisions hereof, cannot be altered, modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of the parties hereto, but only by an agreement in writing signed by the party against whom enforcement of any alteration, modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 10.7 Jurisdiction, Court Proceedings. GAC MANUFACTURING, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (I) SUBMITS TO PERSONAL, NONEXCLUSIVE JURISDICTION IN THE STATE OF GEORGIA WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM, RELATING TO OR IN CONNECTION WITH THIS SECURITY DEED, (II) AGREES THAT ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN FULTON COUNTY, GEORGIA, (III) SUBMITS TO THE JURISDICTION OF SUCH COURTS, (IV) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY FORUM OTHER THAN FULTON COUNTY, GEORGIA (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM), (V) IRREVOCABLY AGREES NOT TO ASSERT ANY OBJECTION WHICH IT MAY EVER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT LOCATED IN FULTON COUNTY, GEORGIA AND ANY CLAIM THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (VI) CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO GAC MANUFACTURING AT THE

ADDRESS FOR NOTICES DESCRIBED HEREINABOVE AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

Section 10.8 Waiver of Jury Trial. GAC MANUFACTURING AND THE AGENT, TO THE FULL EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY OF THEM AGAINST THE OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THIS SECURITY DEED OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON'S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, SHAREHOLDERS, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THIS SECURITY DEED, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH GAC MANUFACTURING MAY BE PERMITTED TO ASSERT THEREUNDER OR WHICH MAY BE ASSERTED BY THE AGENT AGAINST GAC MANUFACTURING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY BORROWER OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR AGENT TO MAKE THE LOAN.

Section 10.9 WAIVER OF GAC MANUFACTURING'S RIGHTS. BY EXECUTION OF THIS SECURITY DEED, GAC MANUFACTURING EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE SUPPLY NOTE AND ANY OTHER INDEBTEDNESS AND THE POWER OF ATTORNEY GIVEN HEREIN TO AGENT TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY GAC MANUFACTURING WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY DEED; (B) WAIVES ANY AND ALL RIGHTS WHICH GAC MANUFACTURING MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS OF THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY DEED AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; AND (C) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GAC MANUFACTURING HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND

WILLINGLY BY GAC MANUFACTURING AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS SECURITY DEED IS VALID AND ENFORCEABLE BY AGENT AGAINST GAC MANUFACTURING IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

GAC MANUFACTURING SPECIFICALLY ACKNOWLEDGES ITS CONSENT TO THE PROVISIONS OF THIS SECTION 10.09 BY SETTING FORTH THE INITIALS OF ITS AUTHORIZED PERSON IN THE SPACE PROVIDED FOR THAT PURPOSE BELOW.

____

Section 10.10 Governing Law. This Security Deed shall be governed by, and construed in accordance with, the laws of the State where the Property is located, except to the extent that the applicability of any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling.

Section 10.11 Counterparts. This Security Deed may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same document. All signatures need not be on the same counterpart.

Section 10.12 No Joint Venture or Partnership. Nothing herein is intended to create a joint venture, partnership, tenancy in common, agency or joint tenancy relationship between the parties hereto nor to grant to the Agent any interest in the Property other than that of mortgagee or lender; it being the intent of the parties hereto that the Agent shall not share in any loss whatsoever generated by the Property and that the Agent shall have no control over the day to day management and operation of the Property.

Section 10.13 Deed to Secure Debt. This conveyance is intended to operate and to be construed under the existing laws of the State of Georgia as a deed passing legal title, as well as an assignment of leases and rents and security agreement, and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage, and is given to secure the payment of the indebtedness described herein. Should the Debt be paid according to the tenor and effect thereof when the same shall become due and payable, and should GAC Manufacturing perform all covenants herein contained in a timely manner, then this Security Deed shall be cancelled and surrendered.

IN WITNESS WHEREOF, the parties have caused this Security Deed to be duly executed and delivered under seal by their duly authorized representatives as of the day and year first above written.

GAC MANUFACTURING:

Signed, sealed and delivered in the presence of:

____
WITNESS

____
NOTARY PUBLIC

My commission expires 06/25/2011

[Notarial Seal]

SETH BURROUGHS
Notary Public, State of New York
No. 01BU6090296
Qualified in New York County
Commission Expires June 25, 2011

GAC MANUFACTURING, LLC

By: ______________________
Name: Edward D'Loren
Title: Pres, CEO

[SEAL]

[Signatures continue on the following page]

[Signatures continued from the previous page]

AGENT:

BTMU CAPITAL CORPORATION

Signed, sealed and delivered in the presence of:

WAHunter
WITNESS

Kathleen P. Casserly
NOTARY PUBLIC

My commission expires August 21, 2009

[Notarial Seal]

By: Cheryl A. Behan

Name: Cheryl A. Behan

Title: Senior Vice President

WAH

[CORPORATE SEAL]

EXHIBIT A

Legal Description

All that tract or parcel of land lying and being in Land Lot 56 of the 14th District of formerly Fayette, then Campbell, now Fulton County, Georgia, being a part of Tract 9 of the Cattahoochee Brick Industrial Development Property, and more particularly described as follows:

Beginning at an iron pin found at the intersection of the northwest right-of-way line of Frederick Drive (50 foot right-of-way) with the southwest right-of-way of Patton Drive (58 foot right-of-way) and go thence North 39 degrees 59 minutes 55 seconds West 752.9 feet along the southwest right-of-way line of Patton Drive to an iron pin found on the southeast right-of-way line of the Atlantic Coast Line Railroad; thence South 52 degrees 12 minutes 56 seconds West 225.16 feet along the southeast right-of-way line of the Atlantic Coast Line Railroad to an iron pin found; thence South 39 degrees 59 minutes 55 seconds East 761.6 feet to a nail found on the northwest right-of-way line of Frederick Drive; thence North 50 degrees 00 minutes 05 seconds East 225 feet along the northwest right-of-way line of Frederick Drive to the Point of Beginning, being improved property containing 3.91 acres, according to a plat of survey prepared for Arthur S. Karp and Michael J. Coles by Ruppe Engineering Co. dated November 27, 1981.

TOGETHER WITH a perpetual easement for the purpose of ingress and egress over and across property contained in that certain Easement by and between Knox A. Griffin and Marshall Enterprises, Inc., dated November 5, 1968, filed for record and recorded in Dee Book 4982 Page 139, Fulton County, Georgia Records.

TABLE OF CONTENTS

Page

TABLE OF CONTENTS
(continued)